UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHURCHILL DOWNS INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHURCHILL DOWNS INCORPORATED

600 N. HURSTBOURNE PARKWAY, STE. 400

LOUISVILLE, KENTUCKY 40222

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2016

To the Shareholders of

Churchill Downs Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Churchill Downs Incorporated (the “Company”), a Kentucky corporation, will be held at the Gideon Putnam Hotel, located at 24 Gideon Putnam Road, Saratoga Springs, New York 12866, on Wednesday, April 27, 2016, at 9:00 a.m. Eastern Daylight Saving Time, for the following purposes:

I.	To elect the four (4) Class II Directors identified in this Proxy Statement for a term of three (3) years (Proposal No. 1);

II.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 (Proposal No. 2);

III.	To approve the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan (Proposal No. 3);

IV.	To approve an amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 200,000 shares (Proposal No. 4);

V.	To conduct an advisory vote on executive compensation (Proposal No. 5); and

VI.	To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

The close of business on February 26, 2016, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at that time will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith or vote by telephone or over the Internet.

By Order of the Board of Directors.

ALAN K. TSE

Executive Vice President,

General Counsel and Secretary

March 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2016

The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2015 are available at

http://www.churchilldownsincorporated.com/proxy

CHURCHILL DOWNS INCORPORATED

600 N. HURSTBOURNE PARKWAY, STE. 400

LOUISVILLE, KENTUCKY 40222

PROXY STATEMENT

Annual Meeting of Shareholders to be held on April 27, 2016

The enclosed Proxy is being solicited by the Board of Directors (the “Board of Directors” or “Board”) of Churchill Downs Incorporated (“Company,” “CDI,” or “CHDN”) to be voted at the 2016 Annual Meeting of Shareholders to be held on Wednesday, April 27, 2016, at 9:00 a.m. Eastern Daylight Saving Time (the “Annual Meeting”), at the Gideon Putnam Hotel, located at 24 Gideon Putnam Road, Saratoga Springs, New York 12866, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy Card and this Proxy Statement are being sent to shareholders on or about March 29, 2016.

Voting Rights

Only holders of record of the Company’s Common Stock, no par value (“Common Stock”), on February 26, 2016, are entitled to notice of and to vote at the Annual Meeting. On that date, 16,594,404 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting. The shareholders of the Company do not have cumulative voting rights in the election of directors. Abstentions and broker non-votes are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

If the enclosed Proxy Card is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. If a shareholder executes and returns the Proxy Card, but does not specify otherwise, the shares represented by the shareholder’s proxy will be voted: (i) for the election of each of the four director nominees listed below under “Election of Directors”; (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016; (iii) for approval of the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan; (iv) for approval of the amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 200,000 shares; (v) for the advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC; and (vi) in the discretion of the person or persons voting the proxies, on such other business as may properly come before the Annual Meeting or any adjournments thereof.

Voting Instructions and Information

When and where is our Annual Meeting?

We will hold our Annual Meeting on Wednesday, April 27, 2016 at 9:00 a.m., Eastern Daylight Saving Time, at the Gideon Putnam Hotel, located at 24 Gideon Putnam Road, Saratoga Springs, New York 12866.

How are we distributing our proxy materials?

We are using the rule of the United States Securities and Exchange Commission (the “SEC”) that allows companies to furnish proxy materials to their shareholders using the “full set delivery” option; however, the Company may elect to use the “notice only” option in the future. A company may use either option, “notice only” or “full set delivery,” for all of its shareholders or may use one method for some shareholders and the other method for others. Pursuant to the rules governing the “full set delivery” option, a company may provide proxy materials in paper form and send them via standard United States mail or, if a shareholder has previously elected, may provide the proxy materials in electronic form and send them via e-mail. In addition to delivering materials to shareholders, the Company is obligated to post all proxy materials on a publicly available website and provide information to shareholders about how to access that website.

Accordingly, each shareholder will receive the Company’s proxy materials by mail or, if previously agreed to by a shareholder, by e-mail. These proxy materials include the Notice of Annual Meeting of Shareholders, proxy statement, proxy card and Annual Report. These materials are also available at http://www.churchilldownsincorporated.com/proxy.

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of CHDN’s Common Stock, if you were a shareholder of record or if you held CHDN Common Stock in “street name” at the close of business on Friday, February 26, 2016 (the “Record Date”). On that date, 16,594,404 shares of CHDN Common Stock were outstanding. Each share of CHDN Common Stock held by you on the Record Date is entitled to one vote.

How many votes must be present to hold the Annual Meeting?

We must have a “quorum” to conduct the Annual Meeting. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjournment of the Annual Meeting, unless a new record date must be set for the adjourned meeting.

What do I need to attend, and vote at, the Annual Meeting?

If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. In addition, if you hold shares in “street name” and would like to attend the Annual Meeting, you must bring an account statement or other acceptable evidence of ownership of CHDN Common Stock as of the close of business on the Record Date. Only CHDN shareholders of record as of the close of business on the Record Date will be permitted to attend the Annual Meeting. In order to vote at the Annual Meeting if you hold shares in “street name,” you will also need a valid “legal proxy,” which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares.

What proposals will be voted on at the Annual Meeting?

The following proposals from the Company will be considered and voted on at the Annual Meeting:

1.	To elect the four (4) Class II Directors identified in this Proxy Statement for a term of three (3) years (Proposal No. 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 (Proposal No. 2);

3.	To approve the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan (Proposal No. 3);

4.

To approve the amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 200,000 shares (Proposal No. 4); and

5.	To conduct an advisory vote to approve the executive compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal No. 5).

You may also vote on any other business as may properly come before the meeting or any adjournment thereof, including matters incident to the meeting’s conduct.

How does the Board of Directors recommend I vote?

CDI’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the four director nominees identified in this Proxy Statement under “Election of Directors” to the Board of Directors.

2.	“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

3.	“FOR” the proposal to approve the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan.

4.	“FOR” the proposal to approve the amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 200,000 shares.

5.	“FOR” the proposal to approve, on a non-binding advisory basis, executive compensation.

How do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to the following website: www.proxyvote.com. You may submit a proxy by Internet 24 hours a day. To be valid, your proxy by Internet must be received by 11:59 p.m., Eastern Daylight Saving Time, on April 26, 2016. Please have your proxy card available when you access the website and follow the instructions to create an electronic voting instruction form.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple prompts and instructions provided by the recorded message. To be valid, your proxy by telephone must be received by 11:59 p.m. Eastern Daylight Saving Time, on April 26, 2016.

•

By Submitting a Proxy by Mail. Mark your proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 7:00 a.m., Eastern Daylight Saving Time, on April 27, 2016.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend, and vote at, the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of photo identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above under “What do I need to attend, and vote at, the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by use of any of the following means:

For a Proxy Submitted by Internet or Telephone

•	By submitting in a timely manner a new proxy through the Internet or by telephone that is received by 11:59 p.m., Eastern Daylight Saving Time, on April 26, 2016;

•	Executing and mailing a later-dated proxy card that is received prior to 7:00 a.m., Eastern Daylight Saving Time, on April 27, 2016; or

•	By voting in person at the Annual Meeting.

For a Proxy Submitted by Mail

•	Executing and mailing another proxy card bearing a later date that is received prior to 7:00 a.m., Eastern Daylight Saving Time, on April 27, 2016;

•

Giving written notice of revocation to CDI’s Secretary at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222 that is received by CDI prior to 7:00 a.m., Eastern Daylight Saving Time, on April 27, 2016; or

•	By voting in person at the Annual Meeting.

Security Ownership of Certain Beneficial

Owners and Management

The following table sets forth information as of February 26, 2016 (except as otherwise indicated below) regarding the beneficial ownership of the Common Stock by the only persons known by the Company to beneficially own more than five percent (5%) of the Common Stock, each director and director nominee of the Company, each named executive officer (as defined in “Executive Compensation—Summary Compensation Table” herein), and the Company’s directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is calculated based on 16,594,404 shares of Common Stock outstanding as of February 26, 2016. We are not aware of any pledge of our Common Stock or any other arrangements the operation of which may at a subsequent date result in a change in control of our Company.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class
The Duchossois Group, Inc. (f/k/a Duchossois Industries, Inc.) 845 Larch Avenue Elmhurst, IL 60126	2,003,373		12.07
Three Bays Capital LP and affiliates 222 Berkeley Street, 19th Floor Boston, MA 02116	1,372,186	(1)	8.27
PAR Capital Management, Inc. 1 International Place, #2401 Boston, MA 02110	1,287,144		7.76
Balyasny Asset Management and affiliates 181 West Madison Street, 36th Floor Chicago, IL 60602	1,095,003	(2)	6.60
GAMCO Investors, Inc. and affiliates One Corporate Center Rye, NY 10580-1435	950,078	(3)	5.73
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	947,094	(4)	5.71
Ulysses L. Bridgeman, Jr.	-0-	(5)	*
Craig J. Duchossois	2,158,160	(6)	13.01
Richard L. Duchossois	2,306,561	(7)	13.90
Robert L. Fealy	-0-	(8)	*
Aditi J. Gokhale	-0-		*
Daniel P. Harrington	233,300	(9)	1.41
G. Watts Humphrey, Jr.	51,000	(10)	0.31
James F. McDonald	2,000	(11)	*
R. Alex Rankin	4,800	(12)	*
William C. Carstanjen	122,993	(13)	0.74
Robert L. Evans	180,628	(14)	1.09
William E. Mudd	84,914	(15)	0.51
Marcia A. Dall	-0-	(16)	*
Paul J. Thelen	157,115	(17)	0.95
14 Directors and Executive Officers as a Group	3,161,011	(18)	19.05

*	Less than 0.1%

(1)

Three Bays Capital LP and its affiliates own beneficial interest of 8.17%. The 8.17% interest is held by the following: (a) Three Bays Capital LP, (b) TBC GP LLC, (c) TBC Master LP, (d) TBC Partners GP LLC, and (e) Matthew Sidman. All are related entities.

(2)

Balyasny Asset Management L.P. and its affiliates own beneficial interest of 6.52%. The 6.52% is held by the following: (a) Atlas Master Fund, Ltd., (b) Atlas Global, LLC, (c) Atlas Global Investments, Ltd., (d) Atlas Institutional Fund, LLC, (e) Atlas Institutional Fund, Ltd., (f) Atlas Institutional Fund II, LLC, (g) Atlas Institutional Fund II, Ltd., (h) Atlas Global Japan Unit Trust, (i) Atlas Enhanced Master Fund, Ltd., (j) Atlas Enhanced Fund, L.P., (k) Atlas Enhanced Fund, Ltd., (l) Atlas Fundamental Trading Master Fund Ltd., (m) Atlas Fundamental Trading Fund, L.P., (n) Atlas Fundamental Trading Fund Ltd., (o) Lyxor/Balyasny Atlas Enhanced Fund Limited, (p) BAM Zie Master Fund, Ltd., (q) BAM Zie Fund, LLC, (r) BAM Zie Fund, Ltd., (s) Atlas Quantitative Trading Fund, Ltd., (t) Balyasny Asset Management L.P., and (u) Dmitry Balyasny. All are related entities.

(3)	GAMCO and its subsidiaries and affiliates own beneficial interest of 5.73%. The 5.73% interest is held by the following: (a) Gabelli Funds, LLC, and (b) Teton Advisors, Inc. All are related entities.

(4)

The Vanguard Group, Inc. and its subsidiaries and affiliates own beneficial interest of 5.64%. The 5.64% interest is held by the following: (a) The Vanguard Group, Inc., (b) Vanguard Fiduciary Trust Company, and (c) Vanguard Investments Australia, Ltd. All are related entities.

(5)

Excludes 869 deferred stock units, which Mr. Bridgeman has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 1,974 restricted shares, over which Mr. Bridgeman has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(6)

Mr. Craig J. Duchossois is the son of Mr. Richard L. Duchossois, who is also a director of the Company. Craig J. Duchossois shares voting and investment power with respect to 2,000,000 shares owned by The Duchossois Group, Inc. (formerly known as Duchossois Industries, Inc.), 3,373 shares owned by The Chamberlain Group, Inc., and 137,141 shares owned by Spring Creek Investors II, LLC, an affiliate of The Duchossois Group, Inc. Mr. Craig J. Duchossois also shares voting and investment power with respect to 17,646 shares owned by three trusts. He specifically disclaims beneficial ownership of these shares. Of the shares listed as beneficially owned by Mr. Craig J. Duchossois, 2,140,514 shares are also listed as beneficially owned by Mr. Richard L. Duchossois. Figure illustrated excludes 10,159 deferred stock units, which Mr. Craig J. Duchossois has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,734 restricted shares, over which Mr. Craig J. Duchossois has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service. On February 29, 2016, The Duchossois Group, Inc. transferred its 2,000,000 shares to a wholly owned subsidiary, CDI Holdings LLC, as more fully explained in its Form SC 13D/A filed with the Securities and Exchange Commission on March 3, 2016.

(7)

Mr. Richard L. Duchossois is the father of Mr. Craig J. Duchossois, who is also a director of the Company. Mr. Richard L. Duchossois shares voting and investment power with respect to 2,000,000 shares owned by The Duchossois Group, Inc. (formerly known as Duchossois Industries, Inc.), 3,373 shares owned by The Chamberlain Group, Inc., and 137,141 shares owned by Spring Creek Investors II, LLC, an affiliate of The Duchossois Group, Inc. Mr. Richard L. Duchossois also shares voting and investment power with respect to 166,047 shares owned by the RLD Revocable Trust. He specifically disclaims beneficial ownership of these shares. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, 2,140,514 shares are also listed as beneficially owned by Mr. Craig J. Duchossois. Figure illustrated excludes 2,553 deferred stock units, which Mr. Duchossois has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,734 restricted shares, over which Mr. Duchossois has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service. On February 29, 2016, The Duchossois Group, Inc. transferred its 2,000,000 shares to a wholly owned subsidiary, CDI Holdings LLC, as more fully explained in its Form SC 13D/A filed with the Securities and Exchange Commission on March 3, 2016.

(8)

Excludes 9,478 deferred stock units, which Mr. Fealy has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,737 restricted shares, over which Mr. Fealy has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(9)

Mr. Harrington shares voting and investment power with respect to 233,299 shares held by TVI Corp. He specifically disclaims beneficial ownership of these shares. Figure illustrated excludes 8,285 deferred stock units, which Mr. Harrington has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,734 restricted shares, over which Mr. Harrington has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(10)	Excludes 3,734 restricted shares, over which Mr. Humphrey has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(11)

Excludes 6,364 deferred stock units, which Mr. McDonald has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,734 restricted shares, awarded by the Company for his board service, over which Mr. McDonald has neither voting nor dispositive power until his retirement from the Board in 2016.

(12)	Excludes 3,734 restricted shares, over which Mr. Rankin has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(13)

Excludes 27,500 restricted shares, tied to Mr. Carstanjen’s continued service to the Company, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Carstanjen has neither voting nor dispositive power until December 31, 2016, at which time 7,500 shares shall vest without restriction, and December 31, 2017, at which time the remaining 20,000 shares shall vest without restriction. Also excludes 11,862 restricted stock units, tied to Mr. Carstanjen’s continued service to the Company, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Carstanjen has neither voting nor dispositive power until December 31, 2016, at which time 5,931 units shall vest without restriction, and December 31, 2017, at which time the remaining 5,931 units shall vest without restriction. Excludes 12,500 restricted shares awarded under the Company’s equity compensation program over which Mr. Carstanjen has neither voting nor dispositive power until December 31, 2016 at which time the 12,500 shall vest without restriction. Excludes 11,862 performance stock units awarded under the Company’s executive long term incentive compensation plan over which Mr. Carstanjen has neither voting nor dispositive power until December 31, 2017, when the performance period ends.

(14)	Excludes 65,000 restricted shares over which Mr. Evans has neither voting nor dispositive power until March 31, 2016, at which time the entire 65,000 shall vest without restriction.

(15)

Excludes 17,500 restricted shares, tied to Mr. Mudd’s continued service, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Mudd has neither voting nor dispositive power until December 31, 2016, at which time 2,500 shares shall vest without restriction, and December 31, 2017, at which time the remaining 15,000 shares shall vest without restriction. Also excludes 5,140 restricted stock units, tied to Mr. Mudd’s continued service, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Mudd has neither voting nor dispositive power until December 31, 2016, at which time 2,570 units shall vest without restriction, and December 31, 2017, at which time the remaining 2,570 units shall vest without restriction. Also excludes 4,500 shares issuable under currently exercisable options. Excludes 10,000 restricted shares awarded under the Company’s equity compensation program over which Mr. Mudd has neither voting nor dispositive power until December 31, 2016 at which time the 10,000 shall vest without restriction. Excludes 5,140 performance stock units awarded under the Company’s executive long term incentive compensation plan over which Mr. Mudd has neither voting nor dispositive power until December 31, 2017, when the performance period ends.

(16)

Excludes 5,500 restricted shares, tied to Ms. Dall’s continued service to the Company, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Ms. Dall has neither voting nor dispositive power until October 12, 2016, at which time 1,833 shares shall vest without restriction, October 12, 2017, at which time 1,833 shares shall vest without restriction, and October 12, 2018, at which time 1,834 shares shall vest without restriction.

(17)

Excludes 5,140 restricted stock units, tied to Mr. Thelen’s continued service, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Thelen has neither voting nor dispositive power until December 31, 2016, at which time the 2,570 shares shall vest without restriction, and December 31, 2017, at which time the remaining 2,570 shares shall vest without restriction. Excludes 10,280 performance shares awarded under the Company’s executive long term incentive compensation plan over which Mr. Thelen has neither voting nor dispositive power until December 31, 2017, when the performance period ends.

(18)	See table on page 16 and “Executive Officers of the Company”.

Executive Officers of the Company

The Company’s executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

Name and Age	Position(s) With Company and Term of Office
William C. Carstanjen(1) 48

Chief Executive Officer since August 2014; President and Chief Operating Officer from March 2011 to August 2014; Chief Operating Officer from January 2009 to March 2011; Executive Vice President and Chief Development Officer from June 2005 to January 2009; General Counsel from June 2005 to December 2006

William E. Mudd(2) 44

President and Chief Operating Officer since October 2015; President and Chief Financial Officer from August 2014 to October 2015; Executive Vice President and Chief Financial Officer from October 2007 to August 2014

Marcia A. Dall(3) 52	Executive Vice President and Chief Financial Officer since October 2015
Paul J. Thelen(4) 48	President, Big Fish Games since December 2014

(1)

Prior to joining the Company, Mr. Carstanjen was employed at General Electric Company. From 2004 through June 2005, he served as the Managing Director and General Counsel of GE Commercial Finance, Energy Financial Services. From 2002 to 2004, he served as General Counsel of GE Specialty Materials and, from 2000 to 2002, he served as Transactions and Finance Counsel of GE Worldwide Headquarters. Carstanjen began his career as an attorney with Cravath, Swaine & Moore LLP in New York City, specializing in mergers and acquisitions and other corporate transactions.

(2)

Prior to joining the Company, Mr. Mudd was employed at General Electric Company. From 2006 through October 2007, he served as Chief Financial Officer, Global Commercial & Americas P&L of GE Infrastructure, Water & Process Technologies. From 2004 to 2006, he served as Chief Financial Officer, Supply Chain, Information Technology and Technology Finance, GE Consumer & Industrial Europe, Middle East, & Africa, Budapest and Hungary and, from 2002 to 2004, he served as Manager, Global Financial Planning & Analysis and Business Development.

(3)

Prior to joining the Company, Ms. Dall was employed at Erie Indemnity Company, a company providing sales, underwriting and administrative services to Erie Insurance Exchange, where from March 2009 through October 2015, she served as Executive Vice President and Chief Financial Officer. From 2008 until March 2009, she served as Chief Financial Officer of the Healthcare division at CIGNA Corporation. Prior to CIGNA, Ms. Dall was a corporate officer and the Chief Financial Officer for the International and U.S. Mortgage Insurance Segments of Genworth Financial, a former subsidiary of General Electric (“GE”). Ms. Dall began her career in 1985 in the Financial Management Program at GE and held various leadership roles both in finance and operations over her twenty-plus year tenure with GE.

(4)

Mr. Thelen founded Big Fish Games (“Big Fish”) in 2002, a producer of premium paid, casual free-to-play and casino-style games for PCs and mobile devices, which was acquired by the Company in December 2014. Prior to the acquisition, Mr. Thelen served as Chief Executive Officer at Big Fish from 2002 through 2008, and then again from 2012 until the acquisition in 2014. From 2008 through 2012, Mr. Thelen served as Chief Strategy Officer at Big Fish. From 2002 through 2008, Mr. Thelen held various strategy and product leadership positions at RealNetworks. Mr. Thelen began his career with IBM and Mercer Management Consulting.

Election of Directors

(Proposal No. 1)

At the Annual Meeting, shareholders will vote to elect the four (4) persons identified below to serve in Class II of the Board of Directors and to hold office for a term of three (3) years expiring at the 2019 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

The Amended and Restated Bylaws of the Company provide that the Board of Directors shall be composed of not fewer than three (3) nor more than fifteen (15) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually to a three year term. Currently the Board of Directors is comprised of eleven (11) directors, with three (3) directors in Class I, five (5) directors in Class II and three (3) directors in Class III. The Company has a mandatory retirement age policy with regard to directors, which provides that a person is not qualified to serve as a director unless he or she is less than seventy (70) years of age on the date of election. The Board believes that it is important to monitor overall Board performance and suitability, and pursuant to the policy, upon the recommendation of the Nominating and Governance Committee, the Board may waive the effective date of mandatory retirement. There are two directors in Class II that will have met the mandatory retirement age at the Annual Meeting, Mr. Richard L. Duchossois and Mr. James F. McDonald. On February 17, 2016, the Nominating and Governance Committee voted to recommend waiving the mandatory retirement age policy in favor of Mr. Richard L. Duchossois’ continued service to the Board. In reaching its decision to waive the policy for Mr. Richard L. Duchossois, the Nominating and Governance Committee considered the fact that Mr. R. Duchossois is a highly experienced director of the Company with regard to executive compensation, strategy, and governance. Upon the recommendation of the Nominating and Governance Committee, the Board of Directors concluded that Mr. R. Duchossois’ experience and skill set advance the strategic goals of the Company and the Company would benefit from Mr. R. Duchossois’ continued service as a director, and on February 24, 2016, the Board of Directors waived the effective date of the mandatory retirement age for Mr. R. Duchossois.

The Nominating and Governance Committee has recommended, and the Board has approved, the nomination of the four (4) persons named in the following table for election as directors in Class II. The nominees currently serve as members of Class II and have agreed to serve if re-elected. Directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With each shareholder having one vote per share to cast for each director position, the nominees receiving the greatest number of votes will be elected. The biographical information for our directors below includes information regarding certain of the experiences, qualifications, attributes and skills that led to the determination that such individuals are qualified to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING DIRECTORS IN CLASS II.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY “FOR” THE ELECTION OF THE CLASS II DIRECTORS NAMED BELOW.

Election of Directors

The following table sets forth information relating to the Class II directors of the Company who are proposed to the shareholders for election to serve as directors for terms of three (3) years, expiring at the 2019 Annual Meeting of Shareholders, and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class II—Nominated for Terms Expiring in 2019

William C. Carstanjen 48 Director since 2015

Mr. Carstanjen was named the Company’s twelfth Chief Executive Officer in August 2014 and appointed to the Board of Directors in July 2015. Carstanjen served as CDI’s President and Chief Operating Officer (2011–2014), CDI’s Chief Operating Officer (2009-2011) and as Executive Vice President, General Counsel and Chief Development Officer for the Company (2005-2008). Carstanjen joined CDI in July 2005 after serving as an executive with General Electric Company. Carstanjen began his career as an attorney with Cravath, Swaine & Moore LLP in New York City, specializing in mergers and acquisitions and other corporate transactions. Carstanjen brings a wealth of experience and knowledge to his leadership role at CDI. Throughout his tenure, Carstanjen has led CDI’s diversification strategy into online wagering, into regional casino gaming and into mobile and online social games through Big Fish Games, as well as led the growth of the Kentucky Oaks and Kentucky Derby events. Mr. Carstanjen is a member of the Board of Directors of the West End School and participates in numerous other charitable and civic ventures.

Ulysses L. Bridgeman, Jr. 62 Director since 2012

Mr. Bridgeman is the owner and President of Manna, Inc. and ERJ Inc. which currently oversee the administration and operation of 124 Chili’s Restaurants in ten states, and 235 Wendy’s Old Fashioned Hamburger Restaurants in seven states. The restaurants presently employ approximately 20,000 employees. According to the Restaurant Finance Monitor, Mr. Bridgeman is the second largest restaurant franchisee in the United States. His educational background includes a Bachelor of Arts in Psychology from the University of Louisville in 1975. From 1975-1983 and from 1986-1987, Mr. Bridgeman played professional basketball with the Milwaukee Bucks. During the interim of 1983-1986, he played for the Los Angeles Clippers. During his professional basketball career, Mr. Bridgeman worked as a Sales and Public Relations Representative for Howard Johnson in Milwaukee. His experience also includes holding a position as an analyst with Towers, Perrin, Foster & Crosby Insurance Consultants in Milwaukee. Mr. Bridgeman’s leadership skills have been further developed through his eleven years with the NBA Players Association. As a Player Representative, he acted as a liaison between the players and management. He was directly involved in arbitration proceedings and also assisted with the implementation of special programs such as Career Alternatives, Fitness and Wellness and Financial Planning. During his time with the Players Association, he held the title of Treasurer for three years and President for four years. Mr. Bridgeman’s experience in leading a large and diverse workforce, along with his entrepreneurial vision and director experience make him an excellent member of the Company’s Board. Mr. Bridgeman is also actively involved in the Louisville community. He currently serves on the Board of Directors of Fifth Third Bank; the West End School; the PGA Foundation Board; the Naismith Basketball Hall of Fame; and most recently joined the Meijer Board. He served as Past Chairman of the Board of Trustees University of Louisville and is a past member of the Board of the Louisville Free Public Library.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Richard L. Duchossois 94 Director since 2000

Mr. Duchossois is the founder and serves as the Chairman of The Duchossois Group, Inc. (a family-owned company with diversified business interests in companies with leading brands in the residential and commercial access control markets). Mr. Duchossois also serves as the Chairman of Arlington Park Racecourse, LLC, a subsidiary of the Company. While Mr. Duchossois was originally nominated to serve as a director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc., the Company has been and will continue to be well served by Mr. Duchossois’ entrepreneurial experience and abilities, his proven leadership capabilities in successfully developing and managing a diverse group of companies that have over 5,000 employees worldwide, as well as his horse racing industry experience in which he led the resurrection of Arlington Park Racecourse as a world renowned racetrack. Mr. Duchossois is currently a Director of The Chamberlain Group, Inc.

R. Alex Rankin 60 Director since 2008

Mr. Rankin is the Chairman of the Board of Sterling G. Thompson Co. (a private insurance agency and broker), the President of Upson Downs Farm, Inc. (a thoroughbred breeding and racing operation), and the Chairman of the James Graham Brown Foundation (a private, non-profit foundation that fosters the well-being, quality of life, and image of Louisville and Kentucky by actively supporting and funding projects in the fields of civic affairs, economic development, education, and health and general welfare, which since 1954 has awarded over 2,680 grants totaling over $450 million). Among other exceptional personal and professional attributes, Mr. Rankin’s expertise in the areas of finance and risk management, as well as his experience in the business of thoroughbred horseracing, qualify Mr. Rankin as a member of the Board of Directors and the Audit Committee.

(1)	Except as noted with respect to Mr. Carstanjen, there has been no change in principal occupation or employment during the past five years.

(2)

Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

The Board of Directors has no reason to believe that the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors.

Continuing Directors

The following tables set forth information relating to the Class I and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class I—Terms Expiring in 2018

Craig J. Duchossois 71 Director since 2000

Mr. Duchossois serves as the Chief Executive Officer and a Director of The Duchossois Group, Inc. (a family-owned company with diversified business interests in companies with leading brands in the residential and commercial access control markets). While Mr. Duchossois was originally nominated to serve as a Director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc., the Company has been and will continue to be well served by Mr. Duchossois’ experience and proven capabilities in the international marketplace and technology industries in overseeing a diverse group of companies that have over 5,000 employees worldwide, as well as his financial and business acumen. Mr. Duchossois currently holds the following leadership positions with other entities: Chairman, The Chamberlain Group, Inc.; Director, Amsted Industries, Inc.; not-for-profit board memberships include Culver Education Foundation; Illinois Institute of Technology; University of Chicago; Kellogg Graduate School of Management; World Business Chicago; the University of Chicago Hospitals; Economic Club; Chicago Council on Global Affairs; and the Marine Corps Scholarship Foundation. He is a member of the Chief Executive Officer’s Organization; World Presidents Organization; and the Civic Committee of the Commercial Club of Chicago. Mr. Duchossois also serves as a board member for The Edgewater Funds. He is past-Chairman of the Board of Visitors for the United States Naval Academy.

Robert L. Evans 63 Director since 2006

Mr. Evans has served as the non-executive Chairman of the Board of the Company since September 2015. Mr. Evans served as Executive Chairman from August 2014 to September 2015; Chairman and Chief Executive Officer from June 2011 to August 2014; Chief Executive Officer from March 2011 to June 2011; and President and Chief Executive Officer from August 2006 to March 2011. Mr. Evans’ role as the Chairman of the Company as well as his proven entrepreneurial experience and abilities, his experience in senior executive positions at some of North America’s leading manufacturing (Mr. Evans served in a variety of management positions for Caterpillar Inc.), business consulting (former Managing Partner of the Americas Supply Chain Practice for Accenture Ltd., formerly Andersen Consulting), technology (former President and Chief Operating Officer of Aspect Development Inc.) and private equity companies (Co-Founder and former Managing Director of Symphony Technology Group, a private equity firm that provides investment capital and strategic direction to software, services, and analytics companies), and his experience in the thoroughbred horse racing industry, qualify Mr. Evans to serve as a Director of the Company. Mr. Evans is the President of Tenlane Farm, LLC (a thoroughbred breeding and racing operation). Mr. Evans is a former director of Aspect Development, IronPlanet, ATC Technology Corp., Symphony Services, Qiva, and Trigo Technologies Inc.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

G. Watts Humphrey, Jr. 71 Director since 1995

Mr. Humphrey is the President, GWH Holdings, Inc. (a private investment company); Chairman, IPEG (international plastics machinery equipment company); and Owner, Shawnee Farm (thoroughbred breeding and racing operation). Among other exceptional personal and professional attributes, Mr. Humphrey has extensive experience in overseeing a diverse group of companies as well as in significant leadership roles throughout the thoroughbred horseracing industry that qualify Mr. Humphrey to serve as a member of the Board of Directors. Mr. Humphrey currently holds the following leadership positions with other entities: Member of The Jockey Club; Director and member of Executive Committee, Keeneland Association, Inc.; Vice-Chairman, Shaker Village of Pleasant Hill; Director, Smithfield Trust Company; and a Member of the Board of Trustees, Centre College. Previously, Mr. Humphrey served as Chairman of the Federal Reserve Bank—Fourth District.

(1)	There has been no change in principal occupation or employment during the past five years except with respect to Mr. Evans.

(2)

Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class III—Terms Expiring in 2017

Robert L. Fealy 64 Director since 2000

Mr. Fealy currently serves as Managing Director of Limerick Investments, LLC. He retired effective June 30, 2014 as President, Chief Operating Officer and Director of The Duchossois Group, Inc. (a family owned company which held diversified business interests in companies with leading brands in the residential security, lighting and convenience products markets and the commercial control, automation and digital media markets). While Mr. Fealy was originally nominated to serve as a Director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc., the Company has been and will continue to be well served by Mr. Fealy’s experience as a certified public accountant and senior executive with oversight of a diverse group of companies that had over 5,000 employees worldwide with operations located in over 30 countries as well as proven capabilities in strategic business planning in a variety of industries. Mr. Fealy currently holds the following leadership positions with other entities: Lead Director, Pella Corporation; Chairman and Founding Board Member, Illinois Venture Capital Association; Director, Illinois Venture Capital Association PAC; Senior Advisor, Chicago Ventures and member of the Investment Committee of the Illinois Innovation Accelerator Fund; Chairman of the Board of Trustees, University of Cincinnati Foundation; Member, University of Cincinnati Business Advisory Council; Member, Advisory Board of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago Booth School; Chairman, Chicago Children’s Choir; and Trustee, The Morton Arboretum.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Aditi J. Gokhale 42 Director since 2015

Ms. Gokhale served as Chief Marketing Officer of Shutterstock, Inc. until November 2015. Prior to Shutterstock, Ms. Gokhale served as Senior Vice President, GM of Digital for Nutrisystem, Inc., a company specializing in weight loss and nutritional programs, from May 2012 to March 2015. From 2009 to 2012, Ms. Gokhale served as general manager of the wholly-owned subsidiary of Travelocity, IGOUGO.com, a travel-planning company, where she led the daily business operations. Prior to Travelocity, she was the co-founder and Chief Marketing Officer for iQuanti, a company offering digital marketing services to Fortune 100 companies. Before iQuanti, Ms. Gokhale spent over 6 years at American Express from 2001-2007. Ms. Gokhale began her career at Booz Allen & Hamilton in the Media and Entertainment practice. Ms. Gokhale’s extensive experience in digital product and marketing, management consulting and business development qualifies Ms. Gokhale as a member of the Company’s Board.

Daniel P. Harrington 60 Director since 1998

Mr. Harrington serves as the President and Chief Executive Officer of HTV Industries, Inc. (private holding company with diversified business interests that include telecommunications, manufacturing distribution and banking). Among other exceptional personal and professional attributes, Mr. Harrington has extensive financial, accounting and chief executive experience within a variety of industries that qualifies Mr. Harrington as a member of the Board of Directors. In addition, Mr. Harrington qualifies as an Audit Committee Financial Expert, which makes him well suited for his current role as the Chairman of the Company’s Audit Committee. Mr. Harrington also serves as a Trustee of The Veale Foundation. In addition, Mr. Harrington has served as a Director of First Guaranty Bank, First State Financial Corporation, Portec Rail Products, Inc. (serving on its Audit and Compensation Committees) and Biopure Corporation (serving on its Audit Committee).

(1)	There has been no change in principal occupation or employment during the past five years except with respect to Mr. Fealy and Ms. Gokhale.

(2)

Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

Emeritus Directors

Emeritus Directors are available for counsel, but do not attend meetings of the Board of Directors and do not vote on matters presented to the Board. The Company’s Amended and Restated Bylaws provide that a person shall not be qualified for election as a director due to age pursuant to any mandatory retirement age requirement adopted by the Company. The Company’s Corporate Governance Guidelines provide that the Board will establish and maintain a policy with regard to a mandatory retirement age for non-employee directors. The current policy provides that a person is not qualified to serve as a director unless he or she is less than seventy (70) years of age on the date of election. However, the Board believes that it is important to monitor overall Board performance and suitability and, upon the recommendation of the Nominating and Governance Committee, the Board may waive the effective date of mandatory retirement. Each director shall become a Director Emeritus upon the expiration of his or her current term following the date on which he or she is no longer qualified for election due to age, provided the effective date of such mandatory retirement has not been waived. The Emeriti Directors are Charles W. Bidwill, Jr., Catesby W. Clay, J. David Grissom, Thomas H. Meeker, Carl F. Pollard, Darrell R. Wells, and following the election of the Class II directors in 2016, Mr. James F. McDonald.

Director Compensation for Fiscal Year Ended December 31, 2015

During 2015, directors received an annual retainer fee of $50,000; directors who served as committee chairmen of the Compensation Committee and the Nominating and Governance Committee received an additional $10,000 and $7,500 for a total annual retainer fee of $60,000 and $57,500, respectively; the director who served as committee chairman of the Audit Committee received an additional retainer fee of $15,000 for a total annual retainer fee of $65,000; and the director who served as the lead independent director received an additional retainer fee of $25,000 for a total annual retainer fee of $75,000. Directors were paid $2,000 for each meeting of the Board of Directors and $1,500 for each committee meeting they attended, either in person or by teleconference, and for each special ad hoc meeting in which they participated. Finally, each director received a grant of restricted share units, with an aggregate grant date fair value of $75,000. Directors who did not reside in Louisville may request reimbursement for their travel expenses. Only non-employee directors receive this compensation.

In 2015, we provided the following annual compensation to our non-employee directors:

Name	Fees earned or paid in cash ($)		Stock Awards ($)(2)	Total ($)
Ulysses L. Bridgeman, Jr.	65,000	(1)	75,000	140,000
Craig J. Duchossois	71,000	(1)	75,000	146,000
Richard L. Duchossois	65,000	(1)	75,000	140,000
Robert L. Fealy	62,000	(1)	75,000	137,000
Aditi J. Gokhale	62,000	(1)	75,000	137,000
Daniel P. Harrington	93,500	(1)	75,000	168,500
G. Watts Humphrey, Jr.	87,000		75,000	162,000
James F. McDonald	78,500	(1)	75,000	153,500
R. Alex Rankin	99,000		75,000	174,000

(1)

The Churchill Downs Incorporated 2005 Deferred Compensation Plan allows directors to defer receipt of all or part of their retainer and meeting fees in a deferred share account until after their service on the Board has ended. This account allows the director, in effect, to invest his or her deferred cash compensation in Company Common Stock. Funds in this account are credited as hypothetical shares of Common Stock based on the market price of the stock at the time the compensation would otherwise have been earned. Hypothetical dividends are reinvested in additional shares based on the market price of the stock on the date dividends are paid. All shares in the deferred share accounts are hypothetical and are not issued or transferred until the director ends his or her service on the Board. Upon the end of Board service, the shares are issued or transferred to the director. In 2015, Mr. Craig J. Duchossois, Mr. Fealy, Mr. Harrington, and Mr. McDonald deferred all of their 2015 directors’ fees into a deferred share account under the plan. Ms. Gokhale deferred all of her 2015 directors’ fees into a mutual fund account. Mr. Bridgeman deferred 50% of his 2015 directors’ fees into a deferred share account under the plan. As of December 31, 2015, Mr. Fealy had 9,478 deferred shares, Mr. Craig Duchossois had 10,159 deferred shares, Mr. Richard Duchossois had 2,553 deferred shares, Mr. Harrington had 8,285 deferred shares, Mr. McDonald had 6,364 deferred shares and Mr. Bridgeman had 869 deferred shares under the plan.

(2)

On April 27, 2015, each director, with the exception of Mr. Carstanjen and Mr. Evans, received a grant of restricted stock units, valued in the amount of $75,000, calculated based upon the closing price of a share of Common Stock on the date of grant. The restricted stock units vest one year from the date of grant. At the time a director ceases being a director of the Company, the Company will issue one share of Common Stock for each vested restricted stock unit held by such director. Mr. Carstanjen and Mr. Evans did not receive grants of restricted stock units in 2015 for their board service due to their positions in 2015 as executive officers of the Company.

(3)	On September 30, 2015, Mr. Evans resigned as Executive Chairman and became non-executive Chairman of the Board of Directors.

Corporate Governance

The Board of Directors is responsible for providing effective governance over the Company’s affairs. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of our shareholders and to promote honesty and integrity throughout the Company.

During the past year, we continued to review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also reviewed guidance and interpretations provided by the SEC and NASDAQ.

Copies of the current charter, as approved by our Board, for each of our Audit, Compensation and Nominating and Governance Committees and a copy of our Corporate Governance Guidelines, Code of Conduct for Employees and Code of Ethics for Principal Financial Officers (along with any amendments or waivers related to the Code of Conduct or Code of Ethics) are available on our corporate website, http://www.churchilldownsincorporated.com, under the “Investors” heading.

Shareholders may send communications to the Company’s Board of Directors addressed to the Board of Directors or to any individual director c/o Churchill Downs Incorporated, 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222. Any correspondence addressed to the Board of Directors in care of the Company is forwarded to the Board of Directors without review by management.

Board Leadership Structure

Robert L. Evans is the non-executive Chairman of the Board of Directors. The Board continues to deem it advisable to maintain certain aspects of its governance structure to assure effective independent oversight. These governance practices included maintaining: (1) a lead independent director (see below for a description of the lead independent director role), and (2) executive sessions of the independent directors after each Board meeting and annual performance evaluations of the Chief Executive Officer by the independent directors.

No less frequently than once every two years the Board will continue to appoint a lead director from among its independent directors. On February 24, 2015, G. Watts Humphrey, Jr. was re-appointed as the lead independent director. The lead independent director’s authority and responsibilities include: (i) presiding over all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, (ii) serving as liaison between the Chairman and the independent directors, (iii) approving meeting agendas, schedules and information sent to the Board, (iv) the ability to call meetings of the independent directors, and (v) ex-officio status on each committee of the Board that the lead independent director is not already a voting member.

Oversight of Company Risk

As part of its responsibility to oversee the management, business and strategy of the Company, the Board of Directors has overall responsibility for risk oversight. While the Board of Directors as a whole performs certain risk oversight functions directly, such as its ongoing review, approval and monitoring of the Company’s fundamental business and financial strategies and major corporate actions, the majority of the Board of Directors’ risk oversight functions are carried out through the operation of its committees. Each committee oversees risk management within its assigned areas of responsibility, as described below in the discussion of committee responsibilities. The Audit Committee is primarily responsible for overseeing the Company’s risk assessment and risk management practices, as well as its compliance programs. The Compensation Committee’s responsibilities include oversight of the risks associated with the Company’s compensation policies and practices, as well as its managerial development and succession plans. The Nominating and Governance Committee oversees the risks related to the Company’s corporate governance structure and processes.

Share Ownership Guidelines

The Board expects all directors to display confidence in the Company by ownership and retention of a meaningful amount of the Company’s stock. As a result, each director is expected to own shares of the Company’s stock with a fair market value equal to five (5) times the director’s annual retainer. Each director appointed or elected to the Board has five (5) years from the date of appointment or election to the Board to meet this requirement. Compliance is measured at the five (5) year anniversary date of the director’s appointment or election. Each director’s continuing compliance with the ownership guidelines will be measured in the year he or she stands for re-election and will be considered as one of the criteria for nomination by the Nominating and Governance Committee. As illustrated by the chart below, all directors proposed for re-election during the 2016 Annual Meeting of Shareholders are compliant with the ownership guidelines. Mr. Carstanjen is excluded from the chart below, as he is subject to maintaining holdings of Company stock equal to at least six (6) times his base annual salary, pursuant to the Key Executive Stock Ownership and Retention Guidelines, as further described in the “Executive Stock Ownership Guidelines” section below. Furthermore, deferred shares acquired by directors under the Churchill Downs Incorporated 2005 Deferred Compensation Plan and restricted stock units granted as director compensation are included for purposes of measuring compliance with the Company’s share ownership guidelines.

Director	Ownership Guidelines(1)	Shares Owned(2)	Value of Shares(3)	Met Guidelines(4)
Ulysses L. Bridgeman, Jr.	5x	2,843	$402,256	✓
Craig J. Duchossois	5x	2,154,787	$304,880,813	✓
Richard L. Duchossois	5x	2,303,188	$325,878,070	✓
Robert L. Evans	5x	151,464	$21,430,641	✓
Robert L. Fealy	5x	13,215	$1,869,790	✓
Aditi J. Gokhale	5x	657	$92,959		*
Daniel P. Harrington	5x	245,319	$34,710,185	✓
G. Watts Humphrey, Jr.	5x	54,734	$7,744,314	✓
James F. McDonald	5x	12,098	$1,711,746	✓
R. Alex Rankin	5x	8,534	$1,207,476	✓

✓	=	Met guidelines.

*	=	Has not yet met guidelines.

(1)	Guidelines adopted per the Company Board of Directors.

(2)

Calculated as of December 31, 2015 and represents shares of Common Stock owned outright, amounts deferred per the Company’s Deferred Compensation Plan, and restricted stock units (“RSUs”) issued for board service.

(3)	FMV based on CHDN closing stock price of $141.49 as of December 31, 2015.

(4)	Ms. Gokhale joined the Board of Directors in 2015 and thus has until 2020 to meet the Ownership Guidelines associated with her board service.

Board Meetings and Committees

Six (6) meetings of the Board of Directors were held during the last fiscal year. All directors attended each of the six (6) meetings of the Board of Directors and the meetings of the committee(s) on which they served in 2015. The Company encourages its directors to attend the Annual Meeting each year. All of the directors then serving on the Board attended the Company’s Annual Meeting on April 23, 2015.

The Board has determined that all of the directors of the Company are “independent directors,” as defined under NASDAQ Rule 5605(a)(2), except Robert L. Evans and William C. Carstanjen.

As required by the Company’s Corporate Governance Guidelines, the Board of Directors currently has four (4) standing committees: the Executive, Audit, Compensation and the Nominating and Governance Committees. No Director Emeritus serves on any Board committee. The structure of the committees is illustrated in the table below, with the number of meetings held in 2015.

Director Name	Board of Directors	Executive Committee	Audit Committee	Compensation Committee	Nominating and Governance Committee
Ulysses L. Bridgeman	✓				✓
William C. Carstanjen(1)	✓
Craig J. Duchossois	✓			✓
Richard L. Duchossois	✓				✓
Robert L. Evans©	Chairman
Robert L. Fealy	✓	✓
Aditi J. Gokhale	✓
Daniel P. Harrington	✓		Chairman	✓
G. Watts Humphrey, Jr.(2)	Lead Director	Chairman	«	«	«
James F. McDonald	✓		✓	✓
R. Alex Rankin	✓	✓	✓	Chairman	Chairman
Number of meetings in 2015	6	0	5	6	2

✓	=	Member

©	=	Non-executive Chairman of the Board

«	=	Ex-officio Member

(1)	The Board appointed Mr. William C. Carstanjen as a Class II director of the Company, effective July 28, 2015.

(2)

Mr. G. Watts Humphrey, Jr. serves as lead independent director, and therefore is the Chairman of the Executive Committee and an ex-officio, non-voting member of the Audit, Compensation, and Nominating and Governance Committees.

Executive Committee

The Executive Committee is authorized, subject to certain limitations set forth in the Company’s Amended and Restated Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee are G. Watts Humphrey, Jr., who serves as Chairman, Robert L. Fealy, and R. Alex Rankin. The Executive Committee does not meet on a regular basis, but instead meets as and when needed.

The Executive Committee did not meet during the last fiscal year.

Audit Committee

The primary purposes of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility in monitoring management’s conduct of the Company’s financial reporting process and overseeing the Company’s risk assessment and risk management practices. Under its charter, the Audit Committee is generally responsible for monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and other financial reports provided by the Company to any governmental or regulatory body, the public or other users thereof, as well as overseeing the processes by which management assesses the Company’s exposure to risk and evaluating the guidelines and policies governing the Company’s monitoring, control and minimization of such exposures.

The Audit Committee’s responsibilities are as follows:

•	To monitor the performance of the Company’s internal audit function;

•

To appoint, compensate, retain and oversee the Company’s independent registered public accounting firm employed by the Company for the purpose of preparing or issuing audit opinions on the Company’s financial statements and its internal control over financial reporting;

•	To monitor the Company’s compliance with legal and regulatory requirements as well as the Company’s Code of Conduct and compliance policies;

•

To inquire of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; to assess the steps management has taken or proposes to take to minimize such risks to the Company; and to periodically review compliance with such steps;

•

In discharging its oversight role, to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts for this purpose; and

•	To conduct an annual performance evaluation of the Committee.

We have a formal enterprise risk management program that falls under the leadership of our executive team. The purpose of this program is to promote risk-intelligent decision making and, in turn, increase the likelihood of achieving our operational objectives. Our board of directors is regularly advised of potential organizational risks and supporting mitigating policies.

The members of the Audit Committee are Daniel P. Harrington, who serves as Chairman, James F. McDonald, and R. Alex Rankin. The Company’s Board of Directors has determined that all members of the Company’s Audit Committee are independent as defined under NASDAQ Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities and Exchange Commission.

Five (5) meetings of the Audit Committee were held during the last fiscal year. The Audit Committee reviews the adequacy of its charter on an annual basis.

The Board of Directors has determined that Daniel P. Harrington is an “audit committee financial expert” as defined by regulations promulgated by the SEC.

Compensation Committee

Responsibilities of the Compensation Committee

The Compensation Committee of the Board of Directors operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ and Rule 10C-1 of the Securities and Exchange Commission. The Board established the Compensation Committee to assist it in discharging the Board’s responsibilities relating to compensation of the Company’s chief executive officer (“CEO”) and each of the Company’s other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies and perquisites as they affect the CEO and other executive officers. Furthermore, the Committee has a special Subcommittee comprised of three non-employee directors for the purposes of approving any stock grants or other stock related transactions to officers or directors of the Company, as required under SEC Rule 16b-3. This Subcommittee is comprised only of “outside directors” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is responsible for approving all performance standards for officers for any pay program intended to qualify as “performance based compensation” under this section of the Code. The members of this special Subcommittee are R. Alex Rankin, James F. McDonald, and Daniel P. Harrington.

During 2015, the Compensation Committee was composed of four (4) independent directors: R. Alex Rankin, who serves as Chairman, Craig J. Duchossois, Daniel P. Harrington, and James F. McDonald.

Six (6) meetings of the Compensation Committee were held during the last fiscal year. Members of management attended each meeting. The agenda for each meeting was determined by the Chairman of the Compensation Committee with management’s input prior to each meeting.

The Compensation Committee’s responsibilities are as follows:

•	Oversee the development and implementation of the Company’s compensation policies and programs for executive officers, including the CEO.

•	Establish the annual goals and objectives relevant to the compensation of the CEO and the executive officers and to present such to the Board annually.

•

Evaluate the performance of the CEO and the executive officers in light of the agreed-upon goals and objectives and to determine and approve the compensation level of the CEO, including the balance of the components of total compensation, based on such evaluation and to present its report to the Board annually.

•

To develop guidelines for the compensation and performance of the Company’s executive officers and to determine and approve the compensation of the Company’s executive officers, including the balance of the components of total compensation.

•	To establish appropriate performance targets, participations and levels of awards with respect to the Company’s incentive compensation plans.

•

To administer the Company’s equity-based compensation plans, including the establishment of criteria for the granting of stock-based awards and the review and approval of such grants in accordance with the criteria.

•	To establish and periodically review company policies relating to senior management perquisites and other non-cash benefits.

•	To review periodically the operation of the Company’s overall compensation program for key employees and evaluate its effectiveness in promoting shareholder value and company objectives.

•

To review the results of any advisory shareholder votes on executive compensation and consider whether to recommend adjustments to the Company’s compensation policies and programs as a result of such results.

•

To consider, at least annually, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company, including whether the Company’s incentive compensation arrangements encourage excessive or inappropriate risk-taking.

•	To review, assess and recommend to the Board any changes to the Company’s compensation “clawback” policy required by law or otherwise adopted by the Company.

•	To oversee regulatory compliance with respect to matters relating to executive officer compensation.

•	To approve plans for managerial development and succession within the Company and to present such plans to the Board annually.

•	To review, assess and recommend to the Board appropriate compensation for outside directors.

•	To produce the report on executive compensation to be included in the Company’s proxy statement for the annual meeting of shareholders.

•

To review and discuss with management the compensation discussion and analysis, and based on such discussion, make a recommendation to the Board as to whether or not the compensation discussion and analysis should be included in the proxy statement.

•	To review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

•	To conduct an annual performance evaluation of the Committee.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and revise the charter.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee at any time during the last fiscal year were officers of the Company or were former officers of the Company. None of the members who served on the Committee at any time during fiscal 2015 had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Finally, no executive officer of the Company serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the Committee.

Compensation Risk Assessment

The Compensation Committee performed an assessment of whether risks arising from the Company’s compensation policies and practices for all employees during 2015, including non-executive officers, are reasonably likely to have a material adverse effect on the Company. Each policy and plan was evaluated based on certain elements of risk, including, but not limited to, (i) the mix of fixed and variable pay, (ii) types of performance metrics, (iii) performance goals and payout curves, (iv) payment timing and adjustments, (v) equity incentives, and (vi) stock ownership requirements and trading policies. Based on this evaluation, an assessment of each plan was created, along with an overall assessment of compensation risk to the Company. After evaluation and discussion, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee operates under a written charter and is responsible for establishing the criteria for and reviewing the effectiveness of the Company’s Board of Directors. In addition, the Nominating and Governance Committee provides oversight with regard to the Company’s programs for dealing with business ethics and other governance issues.

Pursuant to the Company’s Corporate Governance Guidelines and its Policy on Board Composition, the Nominating and Governance Committee determines criteria regarding personal qualifications needed for Board membership and the Committee considers, reviews qualifications and recommends qualified candidates for Board membership. In doing so, the Nominating and Governance Committee reviews the composition of the Board to identify skill sets and qualifications which are represented in order to determine which ones are needed. In addition, the Nominating and Governance Committee reviews the Company’s strategic plan to determine its needs with regard to Board composition. While the Company does not have a formal policy on diversity for members of the Board of Directors, the Company’s Corporate Governance Guidelines and its Policy on Board Composition specifically provide that diversity of race and gender, as well as general diversity of backgrounds and experience represented on the Board of Directors are factors to consider in evaluating potential directors. The Nominating and Governance Committee sometimes employs an outside consultant to identify nominees with the skill sets, experience and backgrounds that suit the Company’s needs.

A candidate for the Company’s Board of Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s various constituencies. In considering a candidate for nomination as a member of the Board, the Nominating and Governance Committee will consider criteria such as independence; occupational background, including principal occupation (i.e., chief executive officer, attorney, accountant, investment banker, or other pertinent occupation); level and type of business experience (i.e., financial, lending, investment, media, racing industry, technology, etc.); diversity in race and gender; number of boards on which the individual serves; and the general diversity of backgrounds and experience represented on the Board. The Nominating and Governance Committee periodically reviews the Company’s Corporate Governance Guidelines and its Policy on Board Composition and recommends changes to the Board. It also evaluates the performance of the Board as a whole and provides feedback to the Board on how the directors, the committees and the Board are functioning. Finally, it evaluates Board of Director practices at the Company and other well-managed companies on an annual basis and recommends appropriate changes to the Board and/or its practices.

The Nominating and Governance Committee receives and considers issues raised by shareholders or other stakeholders in the Company and recommends appropriate responses to the Board. The Nominating and Governance Committee will consider recommendations for director candidates submitted by shareholders. Such questions, comments or recommendations should be submitted in writing to the Nominating and Governance Committee in care of the Office of the Secretary at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222. The Nominating and Governance Committee, in having adopted criteria to be considered for membership on its Board, considers such candidates applying such criteria and follows the recommendation process noted above. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration as recommendations from other sources.

The members of the Nominating and Governance Committee, each of whom is independent as defined by the NASDAQ listing standards, are R. Alex Rankin, who serves as Chairman, Ulysses L. Bridgeman, and Richard L. Duchossois.

Two (2) meetings of the Nominating and Governance Committee were held during the last fiscal year.

Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as the

Company’s Independent Registered Public Accounting Firm for 2016

(Proposal No. 2)

On February 24, 2016, the Board of Directors, on recommendation from the Audit Committee, selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. PwC has served as the Company’s independent registered public accounting firm since the Company’s 1990 fiscal year.

Although the Company’s Amended and Restated Bylaws do not require that the Company’s shareholders ratify the appointment of PwC as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PwC to the Company’s shareholders for ratification as a matter of good corporate governance. This proposal will be approved if the votes cast favoring the action exceed the votes cast opposing the action. If the appointment is not ratified, the Company’s Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Company’s Audit Committee, in its sole discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

Independent Public Accountants

Audit Fees

The audit fees incurred by the Company for services provided by PwC (i) for the year ended December 31, 2014, were $1,429,100 and (ii) for the year ended December 31, 2015, were $1,735,000. Audit fees include services related to the audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, involvement with registration statement filings, statutory audits and consultations related to miscellaneous SEC and financial reporting matters.

Audit-Related Fees

During each of 2014 and 2015, the Company incurred $0 in fees for assurance and related services performed by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported in the preceding section.

Tax Fees

Tax fees incurred by the Company for services provided by PwC (i) in 2014, were $90,100, and (ii) in 2015, were $40,850. Tax fees include services related to tax return preparation for a related entity, tax consultation and tax advice.

All Other Fees

All other fees incurred by the Company for services provided by PwC relate to the use of Comperio, PwC’s accounting research software, which amounted to $1,800 in 2014 and $3,750 in 2015. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PwC’s independence.

The Audit Committee has adopted a policy of evaluating and pre-approving of services provided by the independent auditors on a case-by-case basis. The Audit Committee pre-approved all audit and permissible non-audit services provided by the independent auditors in 2015.

Proposal to Approve the Churchill Downs Incorporated

2016 Omnibus Stock Incentive Plan

(Proposal No. 3)

The Board of Directors adopted the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan (the “2016 Plan”) on February 24, 2016, subject to approval by the shareholders of the Company. The 2016 Plan is intended to replace the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (the “2007 Plan”).

As in the 2007 Plan, the Board of Directors believes that the 2016 Plan will advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees (“Nonemployee Directors”). The 2016 Plan is also intended to provide compensation that will be tax deductible by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code, assuming applicable requirements under Section 162(m) of the Code are satisfied.

The 2016 Plan will be administered by the Compensation Committee of the Board of Directors. The 2016 Plan provides the Compensation Committee flexibility to design compensatory awards responsive to the Company’s needs. Subject to the terms of the 2016 Plan, the Compensation Committee has the discretion to determine the terms of each award. The Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company, and for calendar year 2016 the Committee has delegated this authority to the Company’s Chief Executive Officer. The Committee must fix the total number of shares that may be subject to grants made under this delegation.

Awards under the 2016 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted share units, performance shares, performance units or performance cash.

Employees of the Company and its subsidiaries and Nonemployee Directors may be selected by the Compensation Committee to receive awards under the 2016 Plan. Approximately 3,900 persons will be eligible to receive awards under the 2016 Plan, and based on historical participation rates, approximately 125 to 150 persons will participate in the 2016 Plan. The benefits or amounts that may be received by or allocated to participants under the 2016 Plan will be determined by the Compensation Committee or, pursuant to the delegated authority for 2016, the Company’s Chief Executive Officer, and are not presently determinable.

The maximum number of shares that may be issued, transferred or awarded under the 2016 Plan is 800,000 shares of Common Stock, less one share for every share granted under the Company’s 2007 Plan after December 31, 2015. All shares subject to awards under the 2016 Plan will be counted against the 2016 Plan maximum in a 1-to-1 ratio. The number of shares reserved under the 2016 Plan is subject to adjustments by the Compensation Committee as provided in the 2016 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. If any shares subject to an award under the 2016 Plan or the 2007 Plan are forfeited, an award under the 2016 Plan or 2007 Plan expires or an award under the 2016 Plan or 2007 Plan is settled for cash (in whole or in part), then in each such case the shares subject to such awards will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the 2016 Plan. In the event that withholding tax liabilities arising from an award granted under the 2016 Plan or 2007 Plan, other than a stock option or stock appreciation right, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld will be added to the shares available for awards under the 2016 Plan. The following shares will not be added to the shares authorized for grant under the 2016 Plan: (i) shares tendered by the participant or withheld by the Company in payment of any purchase price or to satisfy any withholding obligations with respect to a stock option or stock appreciation right under the 2016 Plan or the 2007 Plan, (ii) shares subject to a stock appreciation right granted under the 2016 Plan or 2007 Plan that are not issued in connection with its stock settlement on exercise, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the 2016 Plan or 2007 Plan. Shares of Common Stock issued under the 2016 Plan may consist of authorized and unissued shares, treasury shares, or shares purchased in the open market. The fair market value of a share of the Company’s Common Stock on March 16, 2016 was $141.40 based on the closing price as reported on the NASDAQ Global Market.

How is the 2016 Plan different from the 2007 Plan?

The 2016 Plan is very similar to the 2007 Plan, however the primary differences are: (i) the number of shares remaining for awards under the 2007 Plan is 984,538, whereas initially the maximum number of shares under the 2016 Plan will be 800,000, (ii) all stock awards under the 2007 Plan (other than stock options) are counted against the 2007 Plan in a 2-to-1 ratio, whereas all stock awards under the 2016 Plan (including stock options) will be counted against the 2016 Plan in a 1-to-1 ratio; (iii) except in certain circumstances, shares forfeited, expired or settled in cash may be added back to the shares available under the 2016 Plan (including shares from the 2007 Plan); and (iv) as described below, the 2016 Plan contains limits on certain types of grants for any one participant in any single calendar year.

Are there limits on grants to individual participants or other grant limits?

Yes. During any single calendar year, a participant may not receive: (i) stock options and stock appreciation rights representing more than 200,000 shares; (ii) restricted stock awards, restricted share unit awards, performance share awards and/or performance unit awards that are intended to comply with Section 162(m) of the Code and are denominated in shares representing more than 150,000 shares; and (iii) performance awards that are intended to comply with Section 162(m) of the Code and are denominated in cash in excess of $10 million; provided, that each of these limits can be doubled for a participant in the year the participant’s employment commences. In no event will the number of shares of Common Stock issued under the plan upon the exercise of incentive stock options exceed 800,000 shares. The number of shares that may be granted to any Nonemployee Director during any calendar year, taken together with any cash fees paid to such Nonemployee Director during the calendar year, shall not exceed $350,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), with certain exceptions in extraordinary circumstances, so long as the aggregate limit does not exceed $500,000 in total value for such participant in such calendar year and the Nonemployee Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Nonemployee Directors. These limits are subject to adjustments by the Compensation Committee as provided in the 2016 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

Upon what terms may options be awarded?

Stock options entitle the optionee to purchase shares of Common Stock. Other than with respect to a substitute award, the exercise price of an option will be equal to or greater than the fair market value of a share of Common Stock on the date of grant. Options may be incentive stock options, nonqualified stock options, or a combination of the two, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Compensation Committee may deem appropriate, (iv) through a cashless exercise, or (v) any combination of the foregoing. No stock option may be exercised more than ten (10) years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable. Additional terms relating to the exercise, cancellation or other disposition of an option upon a termination of employment with or service to the Company, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Upon what terms may stock appreciation rights be granted?

Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price”

established for such rights and the fair market value of the Company’s Common Stock on the date the rights are exercised. Other than with respect to substitute awards, the base price must not be less than the fair market value of the Common Stock on the date the right is granted. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in shares of the Company’s Common Stock or (iii) any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. The Committee may grant “tandem” stock appreciation awards in connection with an option or “free-standing” stock appreciation awards unrelated to an option. No stock appreciation right may be exercised more than ten (10) years from the date of grant and each grant of a free-standing stock appreciation right must specify the period of continuous employment or service that is necessary before the free-standing stock appreciation right or installments thereof may be exercisable. Additional terms relating to the exercise, cancellation or other disposition of a stock appreciation right upon a termination of employment with or service to the Company, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Does the 2016 Plan include a minimum vesting period?

Yes. The 2016 Plan, includes a minimum vesting period of one year for awards of options and stock appreciation rights, other than in the case of death, disability or a change in control. In addition, the Compensation Committee may provide that up to 5% of the available shares authorized for issuance under the Plan may provide for vesting of stock options and stock appreciation rights in less than one-year.

Is repricing of options or stock appreciation rights permitted under the 2016 Plan?

No. The 2016 Plan expressly prohibits the Company’s ability to reprice stock options or stock appreciation rights without stockholder approval.

Upon what terms may restricted stock be awarded?

An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Compensation Committee to not include any of such rights during the restriction period; provided, that any dividends paid on restricted stock subject to performance-based vesting conditions will not be paid unless and to the extent the underlying shares of restricted stock are earned. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture. Additional terms relating to the vesting or cancellation of a restricted stock award upon a termination of employment with or service to the Company, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Upon what terms may restricted share units be granted?

An award of restricted share units granted under the 2016 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of restricted share units may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Compensation Committee may provide for the payment of dividend equivalents on a current or deferred basis; provided, that any dividend equivalents paid on restricted share units subject to performance-based vesting conditions will not be paid unless and to the extent the underlying restricted share units are earned. The grant of restricted share units may be made without any consideration from the participant other than the performance of future services. Additional terms relating to the vesting or cancellation of a restricted share unit award upon a termination of employment with or service to the Company, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Upon what terms may performance awards be granted?

A performance award may be granted in the form of performance shares, performance share units or performance cash. A performance share is the equivalent of one share of Common Stock. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance award. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance award in accordance with a predetermined formula. To the extent earned, the performance award will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of the Company’s Common Stock or any combination thereof. The Compensation Committee may provide for the payment of dividend equivalents on a current or deferred basis; provided, that any dividend equivalents paid on a performance award subject to performance-based vesting conditions will not be paid unless and to the extent the underlying performance award is earned. Additional terms relating to the vesting or cancellation of a performance award upon a termination of employment with or service to the Company, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

What impact does a change in control have on outstanding awards?

Unless otherwise provided in an award agreement, the Compensation Committee will have the right to provide in the event of a change in control of the Company: (i) stock options and stock appreciation rights outstanding as of the date of the change in control will be cancelled and terminated without payment if the fair market value of a share as of the date of the change in control is less than the per share option exercise price or stock appreciation right grant price, and (ii) all performance awards will be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control), and any limitations or other restrictions will lapse and such performance awards will be immediately settled or distributed or (y) converted into restricted stock or restricted share unit awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control). Unless otherwise provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for a stock option, stock appreciation right, restricted stock award or restricted share unit award (or in which the Company is the ultimate parent corporation and continues the award), if a participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such change in control (or such other period set forth in the award agreement, including prior thereto if applicable) and under the circumstances specified in the award agreement: (i) stock options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable and will remain exercisable for a two-year period (or if earlier, until the original expiration date set forth in the award agreement), (ii) the restrictions, limitations and other conditions applicable to restricted stock and restricted share units outstanding as of the date of such termination of employment will lapse and the restricted stock and restricted share units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any other awards will lapse, and such other awards will become free of all restrictions, limitations and conditions and become fully vested and transferable. Unless otherwise provided in an award agreement, in the event of a change in control, to the extent the successor company does not assume or substitute for a stock option, stock appreciation right, restricted stock award, or restricted share unit award (or in which the Company is the ultimate parent corporation and does not continue the award), then immediately prior to the change in control: (i) those stock options and stock appreciation rights outstanding as of the date of the change in control that are not assumed or substituted for (or continued) will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock and restricted share units that are not assumed or substituted for (or continued) will lapse and the restricted stock and restricted share units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any other awards that are not assumed or substituted for (or continued) will lapse, and such other awards will become free of all restrictions, limitations and conditions and become fully vested and transferable. In addition, upon a change in control, the Committee may provide for the cash settlement of stock options and stock appreciation rights immediately prior to the occurrence of such change in control.

What impact will the 2016 plan have on the Company’s equity compensation run rate?

Run rate, a means of measuring annual stock dilution, shows how rapidly a Company is deploying its shares reserved for issuance under its equity compensation plans. Run rate is calculated as the number of shares of Common Stock subject to awards granted in a given year divided by the number of shares of Common Stock outstanding. The higher the run rate, the greater the dilution. In the last three fiscal years, the Company’s average annual run rate has been 1.6%.

What impact will the 2016 plan have on the Company’s dilution or overhang from equity compensation plans?

Overhang is an analysis of potential dilution to shareholders from the equity being transferred to employees via equity compensation plans. Overhang is calculated by dividing (a) the number of shares of Common Stock subject to issued and outstanding awards under the Company’s equity compensation plans plus the number of shares of Common Stock available for future grant under the Company’s equity compensation plans by (b) the number of shares described in clause (a) plus the total number of shares of Common Stock outstanding. As of December 31, 2015, the Company’s overhang was approximately 7.3%. On approval of the 2016 Plan, the Company’s overhang will be approximately 6.3%.

What is the section 162(m) exemption?

Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the per person limits set forth in the 2016 Plan. Other types of awards, such as restricted stock, restricted share units and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the per person limits set forth in the 2016 Plan and the list of performance formulas or measures included in the 2016 Plan.

What are the performance objectives?

The 2016 Plan provides that grants of performance shares, performance units or, when determined by the Compensation Committee, options, restricted share units, restricted stock or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) shall be limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, net earnings per share, diluted earnings per share, total earnings, earnings growth, return on capital, cost of capital, return on assets, return on investment, return on equity, net customer sales, volume, sales growth, gross profit, gross margin return on investment, share price (including but not limited to, growth measures and total shareholder return), operating profit, operating margin, net operating profit after taxes, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements, asset growth, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance objectives that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. Potential adjustments include, but are not limited to: (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) significant litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) any reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (j) the effect of changes in other laws or regulatory rules affecting reporting results. Subject to Section 162(m) of the Code, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Are awards made under the plan transferable?

Except as provided below, no award granted under the 2016 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

When does the plan terminate?

The 2016 Plan will terminate on the tenth anniversary of the date it is approved by shareholders, and no award will be granted under the 2016 Plan after that date (or, in the case of incentive stock options, after the 10th anniversary of Board approval of the 2016 Plan).

How can the plan be amended?

The 2016 Plan may be amended by the Board of Directors, but no such amendment may (a) impair the rights of a participant with respect to a previously granted award without the participant’s consent, except with respect to an amendment that is necessary to be made in order to comply with applicable law, stock exchanges rules or accounting rules, or (b) increase any of the limitations set forth in the 2016 Plan, other than to reflect an adjustment made in accordance with the terms of the 2016 Plan, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

What are the tax consequences of the 2016 plan?

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2016 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option, except that the exercise of an incentive stock option will result in alternative minimum taxable income subject to the alternative minimum tax. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient may elect within thirty days of the date of transfer of the restricted stock to recognize ordinary income on the date of transfer of the shares equal to the fair market value of the restricted stock (reduced by any amount paid by the recipient). If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a substantial risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient rather than dividend income.

A recipient of restricted share units generally will not recognize income until shares are transferred to the recipient. At that time, the participant will recognize ordinary income equal to the fair market value of the shares received, reduced by any amount paid by the recipient.

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Where can I get a copy of the plan?

This summary is not a complete description of all provisions of the 2016 Plan and is qualified in its entirety by reference to the copy of the 2016 Plan, which is attached as Exhibit A to this Proxy Statement.

What if this proposal is not approved?

If this proposal is not approved, the Company will continue to make grants under the 2007 Plan in accordance with the terms of that plan until its expiration.

This proposal will be approved if the votes cast favoring the action exceed the votes case opposing the action.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE 2016 OMNIBUS STOCK INCENTIVE PLAN.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE 2016 OMNIBUS STOCK INCENTIVE PLAN.

Proposal to Approve the Amendment to the

Churchill Downs Incorporated 2000 Employee Stock Purchase Plan

(Proposal No. 4)

On March 16, 2000, the Board of Directors adopted the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the “ESPP”) and submitted the Plan to the shareholders at the Annual Meeting on June 22, 2000, where it was approved, so that the ESPP became effective on August 1, 2000. On March 11, 2004, the Board of Directors adopted an amendment to the ESPP to increase the aggregate number of shares of Common Stock available for issuance thereunder from 68,581 to 168,581 shares, which was subsequently approved by the shareholders. On March 8, 2012, the Board of Directors adopted an amendment to the ESPP to increase the aggregate number of shares of Common Stock available for issuance thereunder from 168,581 to 268,581 shares, which was subsequently approved by the shareholders. The ESPP provides employees of the Company with the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock on a payroll or other compensation deduction basis. The purpose of the ESPP is to give the Company’s employees a strong incentive to work for its continued success by providing them with a convenient means for regular and systematic purchases of Common Stock. The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

On February 24, 2016, the Board of Directors adopted a proposal to amend the ESPP to increase the aggregate number of shares of Common Stock available for issuance thereunder from 268,581 to 468,581 shares, subject to shareholder approval at the Annual Meeting. In 2015, an aggregate number of 14,875 shares were purchased by employees participating in the ESPP. As of January 1, 2016, there were 49,968 shares of Common Stock remaining available for issuance under the ESPP. The proposed amendment is expected to provide a sufficient number of additional shares for purchase under the ESPP until 2023, assuming a slight increase in level of participation through that time period. The fair market value of a share of the Company’s Common Stock on March 16, 2016 was $141.40 based on the closing price as reported on the NASDAQ Global Market.

The following constitutes a brief description of the material features of the ESPP and is qualified in its entirety by reference to the copy of the ESPP, as proposed to be amended, which is attached as Exhibit B to this Proxy Statement.

All employees of the Company and participating employers will be eligible to participate in the ESPP upon satisfying certain eligibility requirements set forth in the ESPP, including being employed by the Company for at least three (3) months. Participating employers under the ESPP means any parent or subsidiary of the Company which the Board has authorized to participate in the ESPP. The Company and the participating employers employed approximately 3,900 persons as of March 16, 2016 who would be eligible to participate in the ESPP.

On each annual purchase date under the ESPP, each participant will be deemed to have purchased, without any further action, the number of whole shares of Common Stock determined by dividing the funds in the participant’s stock purchase account by the applicable purchase price. The purchase price for shares of Common Stock on any purchase date will be equal to 85% of the lower of the fair market value per share of the Common Stock on the first or last business day of the applicable purchase period. In order to participate in the ESPP, a participant must voluntarily file with the Company a form authorizing regular payroll deductions to be held in the participant’s stock purchase account. A participant may withdraw at any time from the ESPP in accordance with applicable procedures and thereafter no further payroll deductions will be made. A participant who withdraws from the ESPP may elect to participate in a subsequent purchase period, if then eligible, in accordance with applicable procedures.

No employee may elect more than 5% of base pay or more than $25,000 in fair market value of the stock for purchase in any year under the ESPP and all other stock purchase plans of the Company. No employee may purchase Common Stock under the ESPP if such employee, immediately after a right to purchase is granted to such employee, would own, directly or indirectly, within the meaning of Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company.

The Common Stock to be issued and sold under the ESPP may be authorized but previously unissued shares. If the proposed amendment is approved the aggregate number of shares of Common Stock to be sold under the ESPP will not exceed 468,581 shares, subject to adjustment in the event of stock dividends, stock splits or other changes in the Company’s capitalization.

The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to adopt such rules and regulations for carrying out the ESPP as it may deem proper and in the best interests of the Company. The Compensation Committee may amend the ESPP from time to time, except no amendment may be made without shareholder approval if its effect would be to cause the ESPP to (i) increase the number of shares reserved for issuance under the ESPP or (ii) alter the eligibility criteria for participation in the ESPP. The ESPP shall automatically terminate at the date on which the maximum number of shares of Common Stock have been sold.

The ESPP, and the right of employees to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to any employee at the time of his or her election to participate in the ESPP or when shares are purchased. Upon disposition of the shares, the employee will be subject to tax and the amount of tax will depend upon the holding period of the shares. If shares are disposed of by the employee more than two (2) years after the date on which the option to purchase the shares was granted (the first day of the applicable purchase period) and one (1) year after the date on which the shares were purchased, or the employee dies while owning the shares, the lesser of (a) the excess of the fair market value of the shares on the first day of the applicable purchase period over the employee’s purchase price or (b) the excess of the fair market value of the shares at the time of such shares’ disposition over the employee’s purchase price, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares measured as of the purchase date over the employee’s purchase price will be treated as ordinary income, and any further gain will be treated as a capital gain. The amount taxable as ordinary income to the employee is subject to federal income tax withholding. The Company is not entitled to deductions for amounts taxed as ordinary income to the employees except to the extent of ordinary income reported by employees upon disposition of shares within two (2) years from the date the option to purchase the shares was granted and one (1) year from the date of purchase.

The foregoing is only a summary of the effects of the federal income taxation upon the employee and the Company with respect to the shares purchased under the ESPP and does not purport to be complete. The foregoing does not discuss income tax laws of any municipality, state, or foreign country in which an employee may reside.

At the Annual Meeting, the shareholders will be asked to approve this amendment of the ESPP. Approval of the amendment by the Company’s shareholders is required under the terms of the ESPP.

In order for this proposal to be adopted by the shareholders, the votes cast favoring the action at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must exceed the votes cast opposing the action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 200,000 SHARES.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 200,000 SHARES.

Advisory Vote on Executive Compensation

(Proposal No. 5)

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company’s shareholders are entitled to a vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with SEC rules. In accordance with the preference expressed by shareholders in the 2011 advisory vote regarding the frequency of voting on the Company’s executive compensation program, the Company is holding such advisory votes on an annual basis.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s NEOs. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to the Company’s ability to attract, motivate and retain individuals who can achieve superior financial results while also aligning the interests of the executives with the interests of shareholders over the long-term. This approach has resulted in the Company’s ability to attract and retain the executive talent necessary to guide the Company successfully during a period of growth and transformation. Please refer to “Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of the Company’s NEOs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. At the Annual Meeting, shareholders will be asked to approve the compensation of the Company’s NEOs by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”

This vote is advisory and therefore not binding on the Company. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders. Should there be a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Board will consider those shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

This proposal will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Compensation Discussion and Analysis

Executive Summary

Churchill Downs Incorporated is an industry-leading provider of horseracing, casino gaming, online account wagering on horseracing and pari-mutuel horseracing, and is one of the world’s largest producers and distributors of online and mobile games. As such, our long-term success depends on our ability to attract, engage, motivate and retain highly talented executives and key employees to achieve our strategic plans and deliver financial returns to shareholders over both the short-term and long-term. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of the Company’s long-term performance and business strategies. Other objectives include aligning the executives’ interests with those of shareholders and encouraging high-performing executives to remain with the Company over the course of their careers. We believe that the amount of compensation for each Named Executive Officer (NEO) reflects each individual’s extensive management experience, high performance and exceptional service to Churchill Downs Incorporated and our shareholders. We also believe that the Company’s compensation strategies have been effective in attracting executive talent and promoting performance and retention.

This Compensation Discussion and Analysis describes the Company’s executive compensation policies and programs and how they apply to our NEOs (the senior executives included in the 2015 Summary Compensation Table on page 47). It also describes the actions and decisions of the Compensation Committee of the Board of Directors (the “Compensation Committee” or “Committee”) and the Committee’s special Subcommittee (the “Subcommittee”), both of which oversee the executive compensation program and determine the compensation of the NEOs. A detailed discussion of the Committee’s structure (including the Subcommittee), roles and responsibilities, and related matters can be found under “Compensation Committee” on pages 20-22.

Our long-term incentive goals are based on operational results that the Committee believes drive Company and shareholder success over a rolling three year period. Certain metrics the Company uses to determine this success are as follows (see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 10-K for Fiscal Year 2015 for reconciliation of these metrics to GAAP):

•	Adjusted EBITDA—Adjusted EBITDA in fiscal year 2015 was $335,618,000, a 65.7% increase over fiscal year 2014 Adjusted EBITDA of $202,491,000;

•	Free Cash Flow—Free Cash Flow in fiscal year 2015 was $233,467,000, a 96.4% increase over fiscal year 2014 Free Cash Flow of $118,886,000; and

•

Total Shareholder Return—Total Shareholder Return was an increase of 49.5% from December 31, 2014 to December 31, 2015, whereas the total shareholder return for the Russell 2000 was -4.41% over the same period.

As illustrated in the following chart, the Company’s stock price has increased to $141.19 per share as of December 31, 2015 from $52.13 per share as of December 31, 2011.

2015 Compensation Highlights

NEO pay opportunity for fiscal 2015 was initially set in February 2015 with some adjustments throughout the year, in each case considering relevant factors, including fiscal 2014 performance. We have highlighted several key executive compensation decisions below:

•

Increased the base salaries of Mr. Carstanjen and Mr. Mudd in recognition of the change in the size and scope of our business as it continues to grow and diversify and to bring them more in-line with our competitors;

•

Approved a new executive long term incentive plan designed to improve our pay for performance incentives, and providing initial grants of both time-based and performance-based awards to Mr. Carstanjen, Mr. Mudd and Mr. Thelen with the performance-based awards vesting based in part on Adjusted EBITDA, Free Cash Flow and Total Shareholder Return; and

•	Approved a “clawback” policy permitting the Company to recover performance-based incentive compensation from NEOs if the Company is required to file a material restatement of its financial statements.

Executive Compensation Philosophy and Core Principles

We Do	We Don’t Do
✓ Executive Stock Ownership Guidelines	× Employment Agreements
✓ Clawback Policy on Performance-based Incentives	× Re-pricing of SARs or Stock Options
✓ Performance-based Awards Vesting over Multi-year Periods	× Excise Tax Gross-ups upon Change in Control
✓ Capped Bonus Payments under Annual Incentive Plan	× Excessive Perquisites
✓ Payouts Tied to Individual and Company Performance

The fundamental philosophy of the Compensation Committee is to provide an executive compensation program that links pay to business strategy and performance in a manner that is effective in attracting, motivating and retaining key executives while also aligning the interests of the executives with the interests of shareholders over the long-term. In order to continue to support the Company’s high-performance culture, the Company’s key principles underlying the executive compensation program are to:

•	Attract and retain executives with the skills and experience needed to successfully grow the Company and create value for shareholders;

•

Create an entrepreneurial culture and mindset by de-emphasizing fixed pay (primarily salary) and focusing a significant percentage of compensation on at-risk pay elements (annual and long-term incentives); and

•	Motivate and reward executives for achieving exceptional performance supportive of creating value for shareholders over the long-term.

The Company will continue to adjust its pay practices to support these principles over time.

2015 “Say-on-Pay” Advisory Vote on Executive Compensation

The Compensation Committee monitors closely the results of the annual advisory “say-on-pay” vote, and considers such results as one of the many factors considered in connection with the discharge of its responsibilities. In 2015, the Company provided shareholders a “say-on-pay” advisory vote on its executive compensation program, as disclosed in the Company’s 2015 proxy statement. At the 2015 Annual Meeting, approximately 99% of our shareholders expressed support for the compensation of our NEOs as disclosed in the proxy statement. The Compensation Committee considered the results of the 2015 advisory vote and also considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the advice of the Committee’s independent compensation consultant, and did not make any changes to the executive compensation program in response to the 2015 “say-on-pay” vote.

2015 Changes in Executive Officers

Two key changes to executive officers occurred during fiscal year 2015. First, the Executive Chairman, Robert L. Evans, retired and resigned as an executive officer of the Company, effective September 30, 2015. Effective upon his retirement, Mr. Evans received a lump sum payment of $649,000, which constituted Mr. Evans’ 2015 Annual Incentive Plan bonus, full vesting of 14,218 restricted shares previously awarded by the Company to Mr. Evans on September 27, 2010, full vesting of 15,000 restricted shares previously awarded by the Company to Mr. Evans on February 9, 2015, and cash in lieu of COBRA payments equal to three (3) months of the total premiums attributable to medical, dental and vision benefits for Mr. Evans.

Second, the Company appointed Marcia A. Dall as Executive Vice President and Chief Financial Officer of the Company, effective October 12, 2015. Upon the commencement of her employment and execution of the Company’s form Executive Change in Control, Severance and Indemnity Agreement, Ms. Dall received an annual base salary of $525,000, became eligible for a cash incentive award under the Company’s Executive Annual Incentive Plan with a target incentive opportunity at 75% of her base salary, to be paid in the normal course of the Company’s routine award cycle, received a cash sign-on bonus of $250,000, paid January 8, 2016, and received an equity grant (with a grant date of October 12, 2015) under the Company’s 2007 Omnibus Stock Incentive Plan of 5,500 restricted shares, to vest ratably on an annual basis in equal installments over a three-year period.

Role of Management and Independent Advisors

The Compensation Committee meetings are regularly attended by the CEO, the Senior Vice President of Human Resources, who is responsible for leading some of the discussions regarding the Company’s compensation programs as well as being responsible for recording the minutes of the meeting, and in-house corporate counsel. The Committee may request the participation of management or outside consultants as it deems necessary or appropriate. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board.

The Committee and the Subcommittee may also meet in executive session without any members of management, for the purpose of discussing and approving compensation for the CEO, as well as other topics. The CEO reviews the performance of, and makes recommendations to, the Committee regarding total compensation to be paid to the Company’s executive officers other than himself, including salary, annual bonus, and long-term incentive awards, as appropriate. Management also develops and presents to the Committee recommendations for the performance measures and targets to be used to evaluate annual performance incentives.

After the end of each fiscal year, the Committee conducts a review of the CEO’s performance. As part of this process, the CEO provides a written self-assessment report. The Committee sets the compensation of the CEO in executive session after considering its assessment of the CEO’s performance, including due consideration of the CEO’s self-assessment reports. Neither the CEO nor any other members of management are present during this session.

The Committee has sole discretion, at the Company’s expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Such advisors are engaged by, and report directly to, the Committee. The Committee’s engagement with Semler Brossy Consulting Group, LLC (“Semler”) expired following the February 9, 2015 Committee meeting and the Committee entered into an agreement on March 27, 2015 with Frederic W. Cook & Co., Inc. (“FW Cook”), who assisted the Committee in fulfilling its responsibilities for the remainder of 2015. The scope of the engagement of Semler at the beginning of 2015 included assisting in the preparation of the 2015 Proxy Statement and the preparation of materials for two Committee meetings. The scope of the engagement of FW Cook for the remainder of 2015 included:

•	Assisting the Chairman of the Committee in establishing appropriate agendas for the Committee meetings;

•	Reviewing management reports and recommendations to the Committee as related to executive compensation matters;

•

Attending all Committee meetings and providing the Committee with input and advice based on the advisor’s broad experience with market practices, including a perspective with regard to the competitive market;

•	Assisting with the review of pay and performance and the evaluation of payouts under the Company’s long-term incentive program;

•	Assisting in the review and evaluation of non-employee director compensation;

•	Providing the Committee and management with data on market practices for executive pay;

•	On behalf of the Committee, assisting management with disclosures, including this compensation discussion and analysis;

•	Providing updates to the Committee with regard to regulatory and market developments;

•	Assisting the Committee in evaluating future equity grants for the NEOs, including the CEO.

Neither Semler nor FW Cook provided any services to the Company other than advising the Committee as provided above. All of the decisions with respect to the Company’s executive compensation programs are made by the Committee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by management or its outside advisor. The Compensation Committee assessed each of Semler’s and FW Cook’s independence in light of the SEC requirements and NASDAQ listing standards and determined that neither Semler nor FW Cook’s work raised any conflict of interest or independence concerns.

Factors Used to Evaluate Pay Decisions

The Company does not currently manage compensation for individual executives to a specific total compensation value or based on a strategy of positioning pay to a specific “percentile” of market practices. Rather, the Company seeks to obtain and retain the services of executives who bring the skills, experience, and motivation deemed necessary to significantly expand the scope and scale of the Company’s operations. Therefore, compensation decisions for individual executives are made based on a balance of many subjective factors as evaluated by the CEO in the case of his direct reports (with Committee review and approval) and the Committee in the case of the CEO. These factors include:

•	The scope and responsibility of the NEO’s position and the perceived level of contribution;

•	Internal comparisons among the executive’s peers at the Company;

•	The recruitment and development of talent in a competitive market;

•	Target annual incentive opportunities based on Company’s annual goals with regards to NEO’s position, as approved by the Committee; and

•	Long-term incentive opportunities driven by the perceived level of contribution expected of the executive toward achieving the Company’s growth objectives.

Each element of compensation is evaluated independently based on the role of that component in achieving the Company’s overall compensation objectives, with an emphasis on long-term incentives and retention.

In making executive pay decisions, the Committee relies substantially on the advice and experience of its independent advisor and the CEO to evaluate the reasonableness of executive pay. As there are few direct peers to the Company, the Committee does not rely directly on peer practices to establish pay levels or programs for its executives. Rather, the Committee determines pay levels and practices based on the talent needs of the organization as defined by our strategy of growing and diversifying revenues and with the guidance of the Committee’s independent advisor.

Nevertheless, the Committee believes that it is important for the Company to stay competitive on compensation and the Committee, with the assistance of the Committee’s independent advisor, conducts periodic reviews of compensation relative to similarly situated businesses, which can directly lead to adjustments in compensation and program offerings. It is the opinion of the Committee that the pay decisions made by the Committee are reasonable relative to pay provided to executives at other similar public companies, based on the Committee’s experience, the performance expectations established for each element of pay, and consultation with the Committee’s independent advisor.

Components of Compensation

During 2015, the Company used multiple components to provide an overall compensation and benefits package designed to attract and retain the needed level of executive talent for the Company.

Base Salary

The Committee’s philosophy is that base salaries should meet the objectives of attracting and retaining the executive talent needed to grow the business and create shareholder value. Therefore, the Committee establishes base salaries for new hires based on the advice of management and its independent advisor regarding reasonable market pay practices, and comparisons with the executive’s peers at the Company. Upon promotion or other adjustment of responsibilities, executives receive base pay increases that are commensurate with their new role or responsibilities and the pay levels for colleagues at similar levels in the organization and market pay practices, with more modest rates of increase thereafter. For example, the table below illustrates the salary adjustments in 2015 for Mr. Carstanjen and Mr. Mudd to reflect the increasing responsibilities of these executives in integrating and expanding our social and casual gaming segment, as well as the overall growth and diversification of the Company. These adjustments were considered and approved following compensation analysis conducted by our independent compensation consultant, given the growth and changes in the Company.

In 2015, the following adjustments were made to the base salaries for the Company’s NEOs:

Name	Position	2014 Base Salary ($)(1)	Percentage Change	Salary Change ($)	2015 Base Salary ($)(2)
Robert L. Evans	Executive Chairman	550,000	0.0%	-0-	550,000
William C. Carstanjen	Chief Executive Officer	550,000	81.8%	450,000	1,000,000
William E. Mudd	President & COO	500,000	20.0%	100,000	600,000
Marcia A. Dall(3)	EVP & CFO	-	-	-	525,000
Paul J. Thelen	President, Big Fish Games	489,038	0.0%	-0-	489,038

(1)	Annual rate of base compensation shown as of December 31, 2014.

(2)

Annual rate of base compensation shown as of December 31, 2015, except in the case of Mr. Evans, whose base salary reflects his base salary, as an annual rate, on the date of his retirement as Executive Chairman on September 30, 2015. Actual salaries paid in 2015 are shown in the Summary Compensation Table on page 47.

(3)	Ms. Dall’s employment became effective October 12, 2015.

The salary adjustments above reflect the promotions of Mr. Carstanjen as Chief Executive Officer, and Mr. Mudd as President and Chief Operating Officer, as well as the Committee’s overall philosophy toward compensation. Mr. Carstanjen’s base salary was increased due to the greater responsibilities noted above and to make it commensurate with Mr. Carstanjen’s new position and the Committee’s expected level of contribution from Mr. Carstanjen. Similarly, Mr. Mudd also received an increase in base salary commensurate with Mr. Mudd’s new position and the expected level of contribution from Mr. Mudd. Ms. Dall was appointed to her role in October 2015 at a salary level based on her role as Chief Financial Officer of a public company in a competitive hiring market.

Executive Annual Incentive Plan

Bonus awards or incentive compensation paid with respect to 2015 were determined by the Committee per the terms of the Executive Annual Incentive Plan (2013) (“EAIP”), a shareholder approved incentive plan. Pursuant to the EAIP, the Committee established performance goals for the Company and bonus opportunities for the 2015 performance year. In analyzing proposed awards against target and maximum payouts, the Committee used the goals as its roadmap to determine whether to issue awards above, at, or below each NEO’s target award. As it has done historically, for 2015, the Committee sets performance goals based upon a comprehensive assessment of the Company against its long-term strategic goals and its ability to achieve said goals with its current leadership team and key employees. Therefore, individual performance by the Company’s NEOs (as measured by various factors, including, but not limited to, continued growth and diversification of the Company’s asset portfolio through acquisitions, customer and employee satisfaction, and the completion of certain specified legislative and regulatory outcomes), and unit performance (as measured by among other things increases in sales and revenues) led by some of the Company’s key employees also played a significant role in setting and evaluating the Company’s performance goals, and determining the proper level of compensation deemed necessary to incent the NEOs and key employees to continue to drive growth.

2015 Performance Goals. For 2015, the Committee set the following goals (per segment) for the Company. These goals were used to assess the NEOs’ performance and determine EAIP payouts as disclosed in the 2015 Summary Compensation Table on page 47. The Committee, in setting the goals, considered the challenges to the Company; however, each goal was deemed achievable, but requiring a superior level of performance. The goals are expressed generally as follows:

Racing

•	Manage overall budgets to reduce cost (without impacting the customer experience);

•	Increase the financial performance of big events (i.e., Kentucky Derby, Kentucky Oaks, Arlington Million, etc.);

•	Continue to work on innovative approaches to combat the long-term decline in racing;

Gaming

•	Achieve adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) goals at our gaming properties;

•	Successfully re-develop, construct and open current projects and properties;

•	Assess and pursue opportunities to acquire accretive gaming properties;

Online

•	Continue to invest in and grow our advanced deposit wagering businesses;

•	Assess and pursue opportunities to expand our online gaming profile;

Other

•	Increase Adjusted EBITDA;

•	Develop technology-driven cost out opportunities for all subsidiaries; and

•	Execute through acquisition and/or development projects that take the Company into new business segments.

Incentive Opportunities. Under the EAIP, the NEOs have target award opportunities, which the Committee reserves the right to exercise negative discretion against if it so chooses. For NEOs, these targets are determined by the Committee based on internal pay equity considerations, impact on total short-term compensation and the expected level of contribution of each NEO to the Company’s performance goals and growth objectives.

The Compensation Committee approves the target and maximum incentive levels proposed by the CEO for each NEO (except the CEO) at the beginning of each year. The Committee independently evaluates and approves the target and maximum incentive levels for the CEO at the beginning of each year. During 2015, the target and maximum awards assigned to the CEO and the other NEOs were as follows:

Name	Position	Target Incentive Award as a Percentage of Salary	Target Incentive Award in ($)(1)	Maximum Target Incentive Award as a Percentage of Salary	Maximum Target Incentive Award in ($)
Robert L. Evans	Executive Chairman	100%	550,000	200%	1,100,000
William C. Carstanjen	Chief Executive Officer	133%	1,143,800	266%	2,287,600
William E. Mudd	President & COO	100%	600,000	200%	1,200,000
Marcia A. Dall	EVP & CFO	N/A	200,000	N/A	200,000
Paul J. Thelen	President, Big Fish Games	80%	391,230	160%	782,460

(1)	Ms. Dall received $200,000 guaranteed EAIP award for 2015 pursuant to the terms of her offer letter.

2015 Performance Results. In determining the payouts, the Compensation Committee exercises its discretion to determine whether to payout at, above, or below the target opportunities based upon its review of the outcomes evaluated against Company and individual performance. The Compensation Committee established a minimum corporate Adjusted EBITDA performance threshold for 2015 of $185 million required before any incentives were eligible to be paid under the EAIP for 2015. The Compensation Committee certified that actual Adjusted EBITDA for 2015 exceeded this threshold and that executives were eligible for payouts under the EAIP for 2015.

In evaluating 2015 performance, the Compensation Committee considered (i) the strong performance of Big Fish Games, including 2015 Adjusted EBITDA of $108.0 million, (ii) the Company’s continued expansion in 2015 including the acquisition of twenty five percent (25%) of Saratoga Casino Holdings LLC, which owns the Saratoga Casino and Raceway in Saratoga Springs, New York, (iii) strong total attendance at the 141st Kentucky Derby and Oaks, hosting 294,276 fans, and (iv) wagering from all-sources on the Kentucky Derby totaling $194.3 million. The Compensation Committee determined that these achievements contributed to benefits being realized by the Company’s shareholders.

The results for amounts earned by the NEOs for 2015 under the EAIP are reflected in the 2015 Summary Compensation Table on page 47 in the column labeled “Non-Equity Incentive Plan Compensation”. As noted above, the Company exhibited strong financial performance in 2015, which exceeded the performance goals. The NEOs were viewed by the Committee to be the primary parties responsible for meeting and exceeding the performance goals in 2015. The Compensation Committee, after considering overall Company performance awarded the NEOs EAIP awards above the target, as shown in the table on page 47, to reward them for the

Company’s outstanding performance. As such, the NEOs were awarded an EAIP award at the following percentage of their target incentive award: Mr. Carstanjen 114%, Mr. Mudd 117%, and Mr. Thelen 100%. Ms. Dall received a guaranteed EAIP award of $200,000 for 2015 per her offer letter. These awards were made pursuant to the EAIP and as a reward for the NEOs respective roles in driving performance during the period ending December 31, 2015. Also, as noted above, effective upon his retirement, Mr. Evans receive a lump sum payment of $649,000, which constituted Mr. Evans’ 2015 Annual Incentive Plan bonus.

Long-Term Incentives

Corporate Long-Term Incentive Plan. The objective of the Company’s long-term incentive compensation program is to support the entrepreneurial mindset desired by management and the Board of Directors by providing an opportunity to earn significant equity in the Company for achieving significant performance improvements.

Prior LTIP Awards. On February 9, 2015, the Compensation Committee of the Company approved restricted common stock awards under the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (the “Prior LTIP”) to Robert L. Evans, William C. Carstanjen, and William E. Mudd, as follows:

Name and Title	# of Shares(1)	Grant Date Fair Value(2)
Robert L. Evans	30,000	$2,882,100
William C. Carstanjen	32,500	$3,122,275
William E. Mudd	20,000	$1,921,400

(1)

The award for Robert L. Evans originally vested in two installments of 15,000 shares, on August 14, 2015 and August 14, 2016, respectively, however, the second installment of 15,000 shares originally scheduled to vest on August 14, 2016, became fully vested on September 30, 2015, the date of Mr. Evans’ retirement. The award for William C. Carstanjen vests in three installments, with 5,000 shares having vested on December 31, 2015, 7,500 shares vesting on December 31, 2016, and the remaining 20,000 shares vesting on December 31, 2017. The award for William E. Mudd vests in three installments, with 2,500 shares having vested on December 31, 2015, 2,500 shares vesting on December 31, 2016, and the remaining 15,000 shares vesting on December 31, 2017. Except as noted for Mr. Evans, all of the aforementioned awards are subject to the participant’s continued employment with the Company and subject to continued vesting upon the death or disability of the participant, for 18 months, or accelerated vesting of the entire award upon a change in control of the Company leading to the participant’s subsequent termination, other than for cause, within two (2) years following said change in control.

(2)	The fair value of the stock award was based on $96.07, the closing market price of the common stock on the grant date, February 9, 2015.

2015 New Executive LTIP. The Compensation Committee approved the adoption of the Executive Long-Term Incentive Compensation Plan (the “ELTI Plan”), pursuant to which the NEOs may earn variable equity payouts based upon the Company achieving certain key performance metrics. Initial grants measured performance over a 30-month period from July 1, 2015 through December 31, 2017 and subsequent grants will measure performance over 36-month periods. The ELTI Plan was adopted pursuant to the 2007 Omnibus Stock Incentive Plan. A summary of terms and applicable award opportunities, granted by the Committee to certain NEOs, is provided below.

The ELTI Plan provides for an initial grant and final payout to certain NEOs based upon certain key metrics of the Company over a 30-month period from July 1, 2015 through December 31, 2017, as well as such NEOs continuing service to the Company. The purpose of the ELTI Plan is to provide certain NEOs with a long-term incentive program that is market-competitive and provides long-term incentives on a regular, predictable, and annual basis. Eligible participants (as determined by the Committee) may be members of the Company’s senior executive team and/or such other executives and key contributors as the Committee may designate from time to time. No individual will have an automatic right to participate in the ELTI Plan.

Commencing in 2016, prior to March 31 of each year, the Company’s CEO will recommend employees to the Committee for participation in the ELTI Plan and their respective specific levels of proposed participation. Awards granted to eligible employees under the ELTI Plan may be in the form of Restricted Stock Units (“RSU”) or a Performance Share Units (“PSU”), or both. As and to the extent determined by the Committee as part of the annual compensation planning process for participants, the CEO will participate in the ELTI Plan at a rate determined by the Committee. To pursue the key objective of linking executive compensation with Company performance, the Committee provided under its initial award, and expects to award in the future, at least 50% of each award as PSUs (Mr. Thelen was awarded two-thirds (2/3) of his initial award as PSUs).

The Committee approved initial awards for Mr. Carstanjen, Mr. Mudd and Mr. Thelen on September 22, 2015, and an additional award of 5,140 PSUs for Mr. Thelen on October 23, 2015 as consideration for terminating Mr. Thelen’s cash bonus provided for under his shareholder agreement dated November 12, 2014. The initial awards (including Mr. Thelen’s October 23, 2015 award) are as follows:

Executive Officer	RSUs		PSUs		Total
	#	$[1]	#	$[2]	#	$
William C. Carstanjen	11,862	$1,610,029	11,862	$1,815,005	23,724	$3,425,034
William E. Mudd	5,140	$697,652	5,140	$786,471	10,280	$1,484,123
Paul J. Thelen	5,140	$697,652	10,280	$1,624,394	15,420	$2,322,046

(1)

The market value of the time-vesting RSUs, in the above table, was calculated utilizing the closing price of CHDN as of September 22, 2015 ($135.73) multiplied by the total number of time-vesting RSUs granted.

(2)

The grant date fair value for the PSUs ($153.01/unit as of September 22, 2015 and $163.02/unit as of October 23, 2015) in the above table was calculated using a Monte-Carlo simulation model, which factors in the value of the relative TSR modifier (defined below) that is applied to the award before the share-based payment vests. The PSUs, in the above table, represent the target opportunity, and corresponding fair value, available to the grantees should the Company achieve the pre-determined performance metrics. Actual shares that vest pursuant to the PSUs may be more or less given the performance on the selected metrics discussed below.

With respect to the initial PSU awards in the table above, performance will be based on the following three Performance Measures as of the end of the 30-month period from July 1, 2015 through December 31, 2017 (the “Performance Period”):

1)

Adjusted Earnings before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) (50% weight). Adjusted EBITDA during the Performance Period relative to the goals set for such measurement period, will be derived from the Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) reported in the Company’s annual and quarterly reports;

2)

Free Cash Flow (“FCF”) (50% weight). Cumulative FCF (i.e. the sum of the free cash flows from the 6-month period ending December 31, 2015 and the annual periods ending December 31 of each of 2016 and 2017, respectively, where the FCF goals are set at the beginning of each of those three periods) will also be derived from the Company’s consolidated financial statements prepared in accordance with GAAP reported in the Company’s annual and quarterly reports;

3)

Relative Total Shareholder Return Modifier (“TSR”). The Company’s TSR modifier will be determined by ranking the return on the Company’s shares against those of the companies in the Russell 2000 index (the “Index”), in each case over the Performance Period. The Company’s TSR will be calculated based upon the Company’s relative placement against the Index over the Performance Period. The PSU awards determined by the Adjusted EBITDA and FCF performance goals described above will then be adjusted based on the Company’s TSR, by increasing the PSU awards by 25% if the Company’s TSR is in the top quartile, decreasing the PSU awards by 25% if the Company’s TSR is in the bottom quartile, and providing no change to the PSU awards if the Company’s TSR is in the middle two quartiles.

The maximum number of PSUs that can be earned for the Performance Period is 250% of target. At the end of the Performance Period, the Committee will review performance achieved on each Performance Measure that was established at the beginning of the Performance Period. The goals are intended to be challenging, but achievable with strong management performance. The payout for each Performance Measure will be determined by a payout curve, as achievement that lies in between two goals will be interpolated.

With respect to the initial RSU awards, the vesting schedule shall be: one half (1/2) will vest on each of December 31, 2016 and December 31, 2017, respectively, generally subject to the executive’s continued employment through the applicable vesting date. The Company intends to settle the vested RSUs in shares of Company common stock. Following these initial awards, subsequent grants will vest serially over three years, one third (1/3) each on each successive December 31 following the applicable grant.

Pursuant to the terms of her offer letter, Ms. Dall received a grant in February 2016, valued at $873,000, in an amount of RSUs with a market value at the grant date of $436,500, to vest serially over three year, one third (1/3) each on December 31, 2016, 2017 and 2018, respectively, and PSUs with a grant date fair value of $436,500, where performance will be measured over the three year period ending December 31, 2018, using the same metrics and Performance Period described above.

Executive Stock Ownership Guidelines

Our Board of Directors has adopted minimum stock ownership guidelines for our executive officers. The principal objective of the guidelines is to enhance the linkage between the interests of shareholders and our executive officers by requiring a meaningful, minimum level of stock ownership. The current guidelines provide that, within five (5) years of becoming subject to the stock ownership guidelines, our CEO should own shares valued at an amount equal to six times (6x) his base salary, our COO should own shares valued at an amount equal to four times (4x) his base salary, our CFO should own shares valued at an amount equal to three times (3x) her base salary, and that all other executive officers should own shares valued at an amount equal to three times (3x) the executive’s base salary.

In 2015, each NEO met or exceeded the guidelines or, in the case of Ms. Dall, is expected to achieve the guidelines within the required five-year period:

Executive Officer	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary(3)
William C. Carstanjen	6x	122,993	$17,402,280	17
William E. Mudd	4x	84,914	$12,014,482	20
Marcia A. Dall	3x	-0-	$0	-0-
Paul J. Thelen	3x	157,115	$22,230,201	45

(1)	Calculated as of December 31, 2015 and represents shares of Common Stock owned outright.

(2)	Based on CHDN closing stock price of $141.49 as of December 31, 2015.

(3)

Calculated using the base salary information illustrated on page 39. Ms. Dall joined the Company in October 2015 and therefore has until October 2020 to meet the (3x) multiple pursuant to the guidelines.

Deferred Compensation Benefits

The Company’s philosophy is to provide retirement and savings benefits to executives which are commonly provided by other public companies. These benefits include:

401(k). The Company maintains a 401(k) Retirement Plan, which is a profit sharing plan that is intended to be a qualified retirement plan under Section 401(a) of the Code. The 401(k) Retirement Plan allows all employees who meet the eligibility requirements to become participants. Participants may make salary deferral contributions pursuant to Section 401(k) of the Code up to limits prescribed by the plan and the Code. The Company makes matching contributions with respect to such salary deferrals at a rate of 100% on the first 3% of compensation deferred and 50% on deferrals in excess of 3% of compensation deferred but no more than 5% of compensation deferred. Salary deferral contributions and matching contributions are fully vested at all times. Participants are allowed to direct investment of their accounts under the 401(k) Retirement Plan into as many as 37 investment options. All assets of the 401(k) Retirement Plan are held in a trust that is intended to be qualified under Section 501 of the Code.

Deferred Compensation Plan. The Company also maintains a Deferred Compensation Plan for select executives. The purpose of the plan is to provide eligible executives of the Company an opportunity to defer to a future date the receipt of base salary and bonus compensation for services and to receive matching contributions in similar fashion as provided by the Company’s 401(k) Retirement Plan for any base salary and bonus deferred beyond the limits imposed by the IRS for that plan. The Committee believes that a Deferred Compensation Plan is a typical benefit for executives at companies similar to the Company and is necessary to attract and retain executive talent.

For purposes of determining earnings under the Deferred Compensation Plan, various hypothetical investment alternatives are selected by the Committee in its discretion. The Deferred Compensation Plan allows, but does not require, the Committee to receive input from participants regarding such investment alternatives. The current hypothetical investments selected by the Committee include 37 investment return options for determining the rate of return to be credited on participant deferrals. Participants are allowed to choose among these investment return options in order to direct the hypothetical investments used to determine earnings under the Plan.

Life insurance contracts have been purchased by the Company to provide some or all of the benefits under the Deferred Compensation Plan. Other details regarding the Deferred Compensation Plan can be found in the Nonqualified Deferred Compensation Table, on page 51, and the accompanying narrative below.

Allowances and Other Benefits

The Company’s standard, non-cash executive benefits are Company-paid premiums on executive term life insurance and an optional supplemental long-term disability income plan for Mr. Carstanjen, Mr. Mudd, and Ms. Dall. These plans provide benefits which are similar to those provided to all employees, but extend the benefit levels to be appropriate to the income of the executive officers.

For Company executives, the Company may reimburse spouse’s travel expenses for travel with the executive on Company business on a case-by-case basis.

Severance Benefits

The Committee believes that arrangements which provide benefits upon termination or a change in control of the Company support the goals of attracting and retaining qualified executives. Such benefits include clarifying the terms of employment and reducing the risks to the executive where the executive believes that either the Company may undergo a merger or be acquired or where the Company has tasked the executive to develop new markets or lines of business for the Company. In addition, the Committee believes that such agreements align the interests of executives with the interests of shareholders if a qualified offer to acquire the Company is made, in that each of the executives would likely be aware of or involved in any such negotiation and it is to the benefit of shareholders to have the executives negotiating in the best interests of the Company without regard to their personal financial interests. In 2014, the Committee, in lieu of negotiating individual severance agreements with each executive, adopted a form Executive Change in Control, Severance and Indemnity Agreement (the “Change in Control Agreement”). William C. Carstanjen, William E. Mudd, and Marcia A. Dall have each executed a Change in Control Agreement. The Change in Control Agreements, at the time of their execution, became immediately effective and each of Mr. Carstanjen’s and Mr. Mudd’s previously executed employment agreement terminated.

Each Change in Control Agreement provides that, subject to the Company receiving a general release of claims from the executive, in the event the executive’s employment is terminated (i) by the Company, other than for “Cause” (as defined in the Change in Control Agreement), “Disability” (as defined in the Change in Control Agreement), or death, or (ii) by the executive for “Good Reason” (as defined in the Change in Control Agreement), the executive will be entitled to receive an amount in cash equal to 1.5 times the sum of (a) the executive’s annual base salary and (b) the amount of the executive’s annual target bonus for the year in which the executive was terminated. In the event the termination occurs within the 2-year period following a “Change in Control” (as defined in the Change in Control Agreement), the amount shall be 2.0 times the sum of (a) and (b) above. All equity-based awards in effect at the time of termination for the aforementioned reasons shall remain governed by the applicable plan or award agreement.

The Change in Control Agreements eliminated any tax gross-ups for excise taxes payable following a Change in Control.

Additional information regarding severance benefits may be found under “Potential Payments Upon Termination or Change in Control” on page 52.

Section 162(m) of the Code

As a publicly-traded company, we are subject to Section 162(m) of the Internal Revenue Code which limits our ability to deduct for U.S. income tax purposes compensation in excess of $1 million paid to the NEOs unless the compensation is performance-based under Section 162(m). The Compensation Committee considers tax deductibility to be an important, but not the sole or primary, consideration in setting executive compensation. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable us to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information appearing above under the heading “Compensation Discussion and Analysis” with management and, based on that review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

Compensation Committee of the Board of Directors:

R. Alex Rankin, Chairman

Craig J. Duchossois

Daniel P. Harrington

James F. McDonald

2015 Summary Compensation Table

The following table provides information regarding compensation earned by each individual who served as our Chief Executive Officer, President & Chief Operating Officer and Former Chief Financial Officer, Executive Vice President & Chief Financial Officer, one officer employed at the end of 2015 who was the most highly compensated for 2015 and Mr. Evans, our former Executive Chairman (sometimes referred to in this proxy statement as the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert L. Evans	2015	432,047	-0-	6,495,782	-0-	649,000	55,874	7,632,703
Former Executive Chairman	2014	584,615	-0-	-0-	-0-	725,000	80,488	1,390,103
	2013	588,462	-0-	-0-	-0-	825,000	75,433	1,488,895

William C. Carstanjen	2015	726,000	-0-	6,547,309	-0-	1,300,000	14,012	8,587,321
Chief Executive Officer	2014	511,539	-0-	-0-	-0-	750,000	19,435	1,280,974
	2013	476,539	-0-	8,843,525	-0-	530,000	22,150	9,872,213

William E. Mudd	2015	553,846	-0-	3,405,523	-0-	700,000	33,186	4,692,555
President and Chief Operating Officer	2014	462,500	-0-	-0-	-0-	500,000	35,385	997,885
	2013	431,539	-0-	7,417,000	-0-	450,000	36,803	8,335,342

Marcia A. Dall(4)	2015	100,962	200,000	770,000	-0-	-0-	528	1,071,490
Executive Vice President and Chief Financial Officer

Paul J. Thelen	2015	489,038	-0-	2,322,046	-0-	391,230	8,867	3,211,181
President, Big Fish Games

(1)

In accordance with the SEC executive compensation disclosure rules, the amounts shown for stock awards represent the grant date fair value of such awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), but disregarding the estimate of forfeitures related to service-based vesting conditions, in connection with (i) service-based restricted stock granted to Mr. Carstanjen, Mr. Mudd, and Mr. Evans in February 2015, (ii) service-based RSUs and PSUs granted pursuant to the ELTI Plan for Mr. Carstanjen, Mr. Mudd, and Mr. Thelen, (iii) service-based restricted stock issued to Ms. Dall pursuant to the terms of her offer letter, and (iv) the modification charge incurred with respect to the accelerated vesting of Mr. Evans’ 2010 and 2015 restricted share awards in connection with his departure as Executive Chairman of the Board. The grant date fair value for the PSUs ($153.01/unit as of September 22, 2015 and $163.02/unit as of October 23, 2015) was calculated using a Monte-Carlo simulation model, which factors in the value of the relative TSR modifier that is applied to the award before the share-based payment vests. Mr. Evans’ stock awards include $2,882,100 related to the 30,000 shares (15,000 vesting on August 14, 2015 and 15,000 vesting on August 14, 2016) which were granted on February 22, 2015. In accordance with SEC disclosure rules, Mr. Evans’ stock awards also includes $1,855,200 related to the acceleration of the vesting of 15,000 shares from this February 22, 2015 grant and $1,758,482 related to the acceleration of the vesting of 14,218 shares that were previously awarded on September 27, 2010, in each case based on the July 8, 2015 closing price of $123.68 on the NASDAQ Global Market. Assuming the highest level of performance is achieved for the PSUs, the maximum value of the PSUs at the grant date would be as follows: Mr. Carstanjen—$4,537,513; Mr. Mudd—$1,966,178; and Mr. Thelen—$4,060,985.

(2)

Amounts in this column represent payments for performance under the Executive Annual Incentive Plan (“EAIP”). Mr. Evans received his 2015 EAIP award of $649,000 upon his retirement in September 2015. Mr. Carstanjen, Mr. Mudd and Mr. Thelen received their 2015 EAIP awards in February 2016. Typically, payments for each year shown are made by March 31 of the following year.

(3)

The table below shows the components of this column for 2015, which include the Company match for each individual’s defined contribution plan contributions, life insurance premiums, supplemental long-term disability insurance premiums and allowances. Allowances for Mr. Evans for 2015 include $24,419 for Mr. Evans’ ground transportation. Allowances for Mr. Carstanjen and Mr. Mudd include $894 and $675, respectively, for family to attend the Arlington Million in August 2015.

(4)

Ms. Dall received a guaranteed award of $200,000 under the EAIP pursuant to the terms of Ms. Dall’s September 18, 2015 offer letter. In addition, Ms. Dall received a sign-on bonus of $250,000, not reflected above, paid on the first pay period of 2016 pursuant to the terms of the same offer letter.

All Other Compensation

For Fiscal Year Ended December 31, 2015

Name	Company Contributions Under Defined Contribution Plans (a)	Life Insurance Premiums (b)	Supplemental Long-Term Disability Insurance Premiums (c)	Allowances (d)	Total All Other Compensation
Robert L. Evans	25,422	3,814	2,219	24,419	55,874
William C. Carstanjen	10,200	1,568	1,350	894	14,012
William E. Mudd	30,162	1,223	1,126	675	33,186
Marcia A. Dall	-0-	528	-0-	-0-	528
Paul J. Thelen	7,950	412	505	-0-	8,867

(a)	This amount includes Company contributions to both 401(k) and deferred compensation accounts.

(b)

Mr. Evans (during his time as Executive Chairman), Mr. Carstanjen, Mr. Mudd and Ms. Dall receive group life coverage equal to two times base salary with a $1 million maximum, whereas other non-executive employees receive coverage of two times base salary with a $300,000 maximum. The amounts in this column are the premiums for the NEOs’ coverage. Mr. Thelen receives group life coverage equal to his base salary, or two times base salary in the event of an accidental death.

(c)

Mr. Evans (during his time as Executive Chairman), Mr. Carstanjen, Mr. Mudd and Ms. Dall receive long-term disability coverage equal to sixty percent (60%) of their base salary with a $10,000 per month maximum in the event of a long-term disability, which benefit is taxable to the NEO. The Company offers supplemental long-term disability income insurance to help fill the gap between the executive’s regular monthly net income and the amount that would be paid under the Company’s standard long-term disability insurance policy that is available to other salaried employees. The amounts in this column are the premiums for the NEOs’ supplemental coverage paid by the Company. Mr. Thelen receives long-term disability coverage equal to his base salary with a $10,000 per month maximum in the event of a long-term disability, which is a tax-free benefit to Mr. Thelen as the tax is paid by the Company, pursuant to Big Fish policy.

(d)	See Note 3 to the 2015 Summary Compensation Table on page 48.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2015

The grants in the following table are generally described in the Compensation Discussion and Analysis, beginning on page 35.

	Grant Date	Estimated Future Payout under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)
Name		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Robert L. Evans		275,000	550,000	1,100,000
	2/09/2015							30,000	(2)	2,882,100
	7/08/2015							29,218	(3)	3,613,682

William C. Carstanjen		571,900	1,143,800	2,287,600
	09/22/2015				5,931	11,862	23,724			1,815,005
	02/09/2015							32,500	(2)	3,122,275
	09/22/2015							11,862	(2)	1,610,029

William E. Mudd		300,000	600,000	1,200,000
					2,570	5,140	10,280			786,471
	02/09/2015							20,000	(2)	1,921,400
	09/22/2015							5,140	(2)	697,652

Marcia A. Dall	10/12/2015							5,500	(2)	770,000

Paul J. Thelen		195,615	391,230	782,460
	09/22/2015				2,570	5,140	10,280			786,471
	10/23/2015				2,570	5,140	10,280			837,923
	09/22/2015							5,140	(2)	697,652

(1)

Represents annual incentive bonus opportunities under the EAIP for each of the NEOs. See “Executive Annual Incentive Plan” beginning on page 40. Actual bonus payments for 2015 are listed under Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 47.

(2)

Represents the performance share units under the ELTI Plan for each of the NEOs. See “2015 New Executive LTIP” beginning on page 42. The vesting of these awards is also subject to a TSR modifier which could increase or decrease the number of shares under an award by 25%, as more fully explained on page 43.

(3)

As noted in the Compensation Discussion and Analysis, the vesting terms of Mr. Evans’ equity awards were modified on July 8, 2015 in connection with the announcement of Mr. Evans’ retirement and resignation as an executive officer of the Company, effective September 30, 2015. This amount represents the number of previously awarded restricted shares that vested due to acceleration in connection with Mr. Evans’ retirement and resignation and does not reflect a new equity grant.

Outstanding Equity Awards at Fiscal Year-End

For Fiscal Year Ended December 31, 2015

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert L. Evans	-0-	-0-	N/A	N/A	65,000	(2)	9,196,850	-0-		-0-
William C. Carstanjen	-0-	-0-	N/A	N/A	12,500	(3)	1,768,625	-0-		-0-
					11,862	(4)	1,678,354	11,862	(4)	1,678,354
					27,500	(5)	3,890,975	-0-		-0-
William E. Mudd	4,500	-0-	52.58	10/15/2017	10,000	(3)	1,414,900	-0-		-0-
					5,140	(4)	727,259	5,140	(4)	727,259
					17,500	(5)	2,476,075	-0-		-0-
Marcia A. Dall	-0-	-0-	N/A	N/A	5,500	(6)	778,195	-0-		-0-
Paul J. Thelen	-0-	-0-	N/A	N/A	5,140	(4)	727,259	10,280	(4)	1,454,517

(1)	Based on the closing price of our Common Stock on the NASDAQ Global Market at December 31, 2015 of $141.49 per share.

(2)	Represents restricted stock awards under the Prior LTIP that were granted in 2006, which will vest on March 31, 2016.

(3)	Represents restricted stock awards under the Prior LTIP that were granted in 2013 but have not yet vested.

(4)	Represent initial awards under the ELTI Plan consisting of PSU’s for performance-based measures and RSU’s for service-based awards over the period from July 1, 2015 through December 31, 2017.

(5)	Represents restricted stock awards in connection with Mr. Carstanjen’s and Mr. Mudd’s employment that will become vested after the restriction periods expire.

(6)

Represents restricted stock awarded in connection with Ms. Dall’s employment that will become vested after the restriction periods expire. One-third of the stock award will vest annually on October 12 in each of the years 2016, 2017 and 2018.

Option Exercises and Stock Vested

For Fiscal Year Ended December 31, 2015

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert L. Evans	-0-	-0-	56,406	7,465,557
William C. Carstanjen	-0-	-0-	40,000	5,043,550
William E. Mudd	-0-	-0-	47,500	5,775,375
Marcia A. Dall	-0-	-0-	-0-	-0-
Paul J. Thelen	-0-	-0-	-0-	-0-

(1)	Amounts reflect the market value of the stock on the day the stock vested or day the stock options were exercised.

Nonqualified Deferred Compensation

For Fiscal Year Ended December 31, 2015

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Robert L. Evans	504,210	15,222	(139,552)	-0-	4,782,032
William C. Carstanjen	-0-	-0-	-0-	-0-	-0-
William E. Mudd	27,692	19,962	(5,629)	-0-	319,922
Marcia A. Dall	-0-	-0-	-0-	-0-	-0-
Paul J. Thelen	-0-	-0-	-0-	-0-	-0-

(1)	The amounts in this column are also included in the 2015 Summary Compensation Table on page 47 in the salary column or the non-equity incentive plan compensation column.

(2)

The amounts in this column are also included in the 2015 Summary Compensation Table on page 47 in the all other compensation column as a part of the Company contributions under defined contribution plans.

(3)	Of the totals in this column, the following totals have previously been reported in the Summary Compensation Table for this year and for previous years:

Name	2015 ($)	Previous Years ($)	Total
Robert L. Evans	519,432	3,899,296	4,418,728
William C. Carstanjen	-0-	-0-	-0-
William E. Mudd	47,654	191,947	239,601
Marcia A. Dall	-0-	-0-	-0-
Paul J. Thelen	-0-	-0-	-0-

The Nonqualified Deferred Compensation table above shows information about the Company’s nonqualified deferred compensation plan. Executive officers and other executives may defer receipt of all or part of their cash compensation under this plan. The plan operates in a similar manner as the Company’s 401(k) plan, whereby participants can manage their self-directed accounts to allocate balances among various investment alternatives, which determine gains or losses under the plan. A company match is provided for amounts deferred above the qualified plan limits. The plan is unfunded for ERISA purposes and subject to forfeiture in the event of insolvency or bankruptcy by the Company. Participants can elect to receive their deferred compensation balance (i) upon termination of employment through a lump sum payment or (ii) while employed by the Company provided that the initial distribution date is at least five (5) years from the initial participation date, in which case distributions may be made on a monthly basis or in a lump sum.

Potential Payments Upon Termination or Change of Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control (“CIC”) of the Company. The amount of compensation payable to each NEO in each situation as of December 31, 2015 is listed in the table below.

Name(1)	Cash Severance Payment		Acceleration & Continuation of Equity Awards(2)		Total Benefits
William C. Carstanjen
Involuntary or good reason termination	$3,220,252		$3,356,709		$6,576,961
Change in control without termination	-0-		4,241,021		4,241,021
Death or Disability	1,143,800	(3)	4,417,884		5,561,684
Involuntary or good reason termination within 2 years CIC	4,292,152		9,723,759	(4)	14,015,911
William E. Mudd
Involuntary or good reason termination	$1,804,921		$1,454,517		$3,259,438
Change in control without termination	-0-		2,161,967		2,161,967
Death or Disability	600,000	(3)	1,808,242		2,408,242
Involuntary or good reason termination within 2 years CIC	2,404,921		5,699,217	(4)	8,104,139
Marcia A. Dall
Involuntary or good reason termination	$1,092,165		$-0-		$1,092,165
Change in control without termination	-0-		-0-		-0-
Death or Disability	200,000	(3)	259,398		459,398
Involuntary or good reason termination within 2 years CIC	1,454,665		778,195	(4)	2,232,860
Paul J. Thelen
Involuntary or good reason termination	$805,215		$2,181,776		$2,986,991
Change in control without termination	-0-		2,181,776		2,181,776
Death or Disability	-0-		2,181,776		2,181,776
Involuntary or good reason termination within 2 years CIC	805,215		2,181,776	(4)	2,986,991

(1)	Mr. Evans is no longer subject to any severance or similar agreements given his retirement in September 2015.

(2)

Represents the market value as of December 31, 2015 of restricted stock awards. For purposes of this disclosure, market value is the closing price of our Common Stock on the NASDAQ Global Market at December 31, 2015, of $141.49 per share.

(3)	Represents the pro rata bonus for the year of death or disability based on the target bonus the executive was eligible to receive for that year.

(4)	Represents one hundred percent (100%) of all unvested restricted stock awards, RSU and PSU awards granted under the Prior LTIP and the ELTI Plan.

Non-Solicit Provisions

Mr. Carstanjen, Mr. Mudd and Ms. Dall (the “Key Executives”) each entered into an Executive Change in Control, Severance and Indemnity Agreement (the “Change in Control Agreement”) with the Company, replacing all previously executed employment agreements, if any, which were mutually terminated by the Company and each Key Executive. Pursuant to each of these agreements, each Key Executive is subject to a two-year non-solicitation period after the termination of his employment with the Company for any reason, during which he may not solicit any employee of the Company to leave employment with the Company or solicit any customer of the Company for the purpose of engaging in business with them that competes with the business engaged in by the Company.

Severance Benefits

The Change in Control Agreement, executed by the Key Executives, provides for the following principal severance provisions upon termination by the Company without cause or by the executive upon constructive termination or for good reason (as defined in each agreement):

Mr. Carstanjen, Mr. Mudd and Ms. Dall. Cash payments equal to the product of 1.5 times the sum of (a) base salary plus (b) target bonus for the year of termination of employment, payable in equal installments over 18 months; treatment of all equity-based awards per the terms of the applicable plan, award or agreement; and a lump sum cash payment equal to the total premiums for medical, dental and vision benefits for a three month period.

Mr. Thelen. If terminated Mr. Thelen is entitled to: continuation of pay for twelve (12) months; COBRA for up to twelve (12) months (subject to earlier termination if Mr. Thelen is no longer entitled to COBRA); earned but unpaid incentive plan bonuses; and any accrued but unpaid salary and accrued but unused personal time off.

Change in Control Benefits. The new agreements for the Key Executives also provide for the following change in control provisions: if the executive is terminated within two years following a change in control, he will receive severance as provided above, except that the salary and bonus severance shall instead equal the product of 2.0 times the sum of (a) base salary plus (b) target bonus for the year of termination of employment, payable in one lump sum on the sixtieth (60th) day following such termination.

In the event that any or all payments to any of the Key Executives are subject to the excise tax imposed by Section 4999 of the Code, such payments shall be reduced to one dollar ($1) below the maximum amount of payments that will not be subject to such tax; provided, however, that the foregoing limitation shall not apply in the event the total payments to a Key Executive, on an after-tax basis, would exceed the after-tax benefits to the Key Executive if such limitation applied. The Key Executive shall bear the expense of any and all excise taxes due on any payments that are deemed to be “excess parachute payments” under Section 280G of the Code.

Equity Compensation Plan Information(1)

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	8,596	(3)(4)	$48.37	1,034,506	(6)
Equity compensation plans not approved by security holders(5)	65,000		$36.16	-0-
Total	73,596		$37.59	1,034,506

(1)

This table includes (i) aggregate data, including pricing, for shares presently committed under all equity compensation plans of the Company as of the end of the most recently completed fiscal year and (ii) aggregate data for shares still available to be issued under those plans.

(2)

The equity compensation plans of the Company which have been approved by the shareholders of the Company are the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (“Stock Purchase Plan”), the Churchill Downs Incorporated 1993 Stock Option Plan (“1993 Plan”), the Churchill Downs Incorporated 1997 Stock Option Plan (“1997 Plan”), the Churchill Downs Incorporated 2003 Stock Option Plan (“2003 Plan”), the Churchill Downs Incorporated 2004 Restricted Stock Plan (“Restricted Stock Plan”) and the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (“2007 Plan”) and certain stock options and restricted stock awards granted to the CEO as a part of his employment agreement. The 1993 Plan, the 1997 Plan and the 2003 Plan each allow one- to three-year option vesting periods and require that options expire ten (10) years after the date of grant, if not earlier under certain circumstances. The Restricted Stock Plan allows for the award of stock subject to certain conditions and restrictions as determined by the Compensation Committee at the time of the award. The 2007 Plan allows the Compensation Committee the flexibility to design compensatory awards that are responsive to the Company’s needs. Awards under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted share units, performance shares or performance units.

(3)

Of this total, zero (0) shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 1997 Plan, 8,596 shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 2007 Plan and zero (0) shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted to the CEO of the Company as a part of his employment agreement. The total does not include 229,943 (which excludes the Prior LTIP awards and the 2015 RSU and PSU awards provided under the ELTI Plan) outstanding shares of Common Stock which have been awarded under the Restricted Stock Plan and the 2007 Plan, as of December 31, 2015, which are unvested and over which the participants have neither voting nor dispositive power until the lapse of the restriction period.

(4)

Because each participant in the Stock Purchase Plan has one option each plan year and that option consists of the number of shares which can be purchased, through exercise, at the end of the plan year using compensation deductions made throughout the plan year, no outstanding options, warrants or rights for a specific number of the Company’s securities to be issued upon exercise existed at fiscal year’s end and, therefore, none are included in this total for the Stock Purchase Plan.

(5)

As a part of his employment agreement, the Chairman of the Company was granted 65,000 restricted stock units representing shares of Common Stock of the Company, which vest quarterly over a 5 year period beginning with the end of the third calendar quarter of 2006. The Chairman of the Company is entitled to receive the shares underlying the restricted stock units (along with a cash payment equal to accumulated dividend equivalents beginning with the lapse of forfeiture, plus interest at a 3% annual rate) six months after termination of employment, such that the Chairman will be entitled to receive the shares on March 31, 2016. The restricted stock units were granted to the Chairman of the Company as a material inducement to enter into the employment agreement.

(6)

Of this total, as of December 31, 2015, 49,968 shares of Common Stock of the Company remained available for future issuance under the Stock Purchase Plan and 984,538 shares of Common Stock of the Company remained available for future issuance under the 2007 Plan. In 2014, a shareholder approved amendment to the 2007 Plan increased the shares available for issuance under the 2007 Plan by 1,800,000 shares of Common Stock. Stock awards under the 2007 Plan, other than stock options, will be counted against the maximum number of shares as to which stock awards may be granted on a ratio of 2-to-1.

Certain Relationships and Related Transactions

The Company has adopted written policies and procedures for identifying and approving or ratifying related person transactions. The policies and procedures cover all related person transactions required to be disclosed under Item 404 (a) of Regulation S-K. The Audit Committee is responsible for applying the policies and procedures. In evaluating related person transactions, the Audit Committee considers all factors it deems appropriate, including without limitation, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and whether products or services of a similar nature, quantity, or quality are readily available from alternative sources.

Since January 1, 2015, the Company entered into one related party transaction. On November 19, 2015, the Company entered into an agreement with The Duchossois Group, Inc. (“TDG”) to repurchase 944,756 shares of the Company’s Common Stock from TDG in a private transaction at a price per share equal to $146.13, based on the 20-day trailing average of the price of the Common Stock as reported on NASDAQ, for an aggregate purchase price of approximately $138.1 million (the “Stock Repurchase Agreement”). In connection with the Stock Repurchase Agreement, TDG and the Company amended TDG’s stockholder’s agreement, providing that the term of the stockholder’s agreement ends for most purposes when TDG no longer holds at least 5% of the then outstanding Voting Securities (as defined in the stockholder’s agreement) and that, for so long as TDG holds at least 5% of the then outstanding Voting Securities, it shall have the right to nominate at least one individual to serve on the Board of Directors of the Company.

In addition, directors of the Company may from time to time own or have interests in horses racing at the Company’s tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Horse Racing Commission, the Illinois Racing Board, the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, the Louisiana State Racing Commission, or the Ohio State Racing Commission, and no director receives any extra or special benefit with regard to having his or her horses selected to run in races or in connection with the actual running of races.

In its ordinary course of business, the Company may enter into transactions with certain of its officers and directors for the sale of personal seat licenses and suite accommodations at its racetracks, and tickets for its live racing events. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with a third party and no such person received any extra or special benefit in connection with such transactions.

Churchill Downs Incorporated

Audit Committee Report

The following is the report of the Company’s Audit Committee (the “Committee”), which currently consists of three directors, each of whom has been determined by the Board of Directors (the “Board”) to meet the current standards of the Securities and Exchange Commission and the NASDAQ exchange to be considered an “independent director.” The Board has also determined that one member, Daniel P. Harrington, is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Committee has an Audit Committee Charter (the “Charter”), which was amended, restated and approved by the Board on February 24, 2016. The Charter sets forth certain responsibilities of the Committee, which include oversight of the integrity of the financial statements of the Company, the systems of internal controls over financial reporting which management has established, the independence and performance of the Company’s internal and independent auditors, the Company’s compliance with financial, accounting, legal and regulatory requirements, and the effectiveness of the Enterprise Risk Management (“ERM”) function. The Committee reviews the work of the Company’s management, the internal audit staff and the independent auditors on behalf of the Board.

Specifically, the Committee:

•

Met five (5) times during the year, during which the Committee reviewed and discussed with management and the independent auditors the Company’s interim and annual financial statements for 2015; at each of such meetings, the Committee met in executive session with the Company’s Chief Compliance Officer and the Vice President of Internal Audit.

•

Discussed with the independent auditors all matters required to be discussed under Auditing Standard No. 16, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board, which sets forth required communication between independent auditors and audit committees.

•

Received the written disclosures and letters from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.

•

Based on the review and discussions referred to in the first three bullets above, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

•	Reviewed and discussed reports from the Company’s internal audit department and reports from the Company’s legal department.

•	Discussed with management and the independent auditors the quality of the Company’s internal controls.

•	Reviewed and approved all related person transactions.

•	Self-evaluated the effectiveness of the Committee.

•	Evaluated the effectiveness of the Company’s internal audit function.

•

Inquired of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; assessed the steps management has taken or proposes to take to minimize such risks to the Company and reviewed compliance with such steps.

•

Reviewed and approved the 2015 audit and non-audit services and related fees provided by the independent auditors, PricewaterhouseCoopers LLP (“PwC”). The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

•

In February 2015, the Committee selected PwC to be reappointed as independent auditors for the calendar year 2015. The Committee also reviewed and pre-approved the 2015 audit fees for services related to the first quarter Form 10-Q review.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee

Daniel P. Harrington, Chairman

James F. McDonald

R. Alex Rankin

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock file certain reports with the SEC with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. Based solely on our review of the forms filed with the Securities and Exchange Commission or written representations from certain reporting persons received by us, we believe that our directors, officers and persons who own more than ten percent (10%) of the Company’s Common Stock have complied with all applicable filing requirements, except in the following instances: the Company filed late three (3) Form 4s on behalf of Ulysses L. Bridgeman reporting one instance of a phantom stock award for board service and two instances of dividends in the form of stock; the Company filed late three (3) Form 4s on behalf of Craig J. Duchossois reporting one instance of a phantom stock award for board service and two instances of dividends in the form of stock; the Company filed late three (3) Form 4s on behalf of Robert L. Fealy reporting one instance of a phantom stock award for board service and two instances of dividends in the form of stock; the Company filed late three (3) Form 4s on behalf of James F. McDonald reporting one instance of a phantom stock award for board service and two instances of dividends in the form of stock; the Company filed late two (2) Form 4s on behalf of Richard L. Duchossois reporting two instances of dividends in the form of stock; the Company filed late one (1) Form 4 on behalf of G. Watts Humphrey, Jr. reporting one instance of a dividend in the form of stock; the Company filed late one (1) Form 4 on behalf of William C. Carstanjen reporting one instance of a phantom stock award; the Company filed late one (1) Form 4 on behalf of William E. Mudd reporting one instance of a phantom stock award; the Company filed late one (1) Form 4 on behalf of Marcia A. Dall reporting one instance of a restricted stock award.

Multiple Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “house-holding,” potentially means extra convenience for shareholders and cost savings for companies.

At this time, one or more brokers with accountholders who are Company shareholders will be “house-holding” our proxy materials. A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “house-holding” communications to your address, “house-holding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “house-holding” and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Churchill Downs Incorporated, Attn: Bridgett Gatewood, 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222, or at (502) 636-4400. If your broker is not currently “house-holding” (i.e., you received multiple copies of the Company’s Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Proposals by Shareholders

Any shareholder proposal that may be included in the Board of Directors’ Proxy Statement and Proxy for presentation at the annual meeting of shareholders to be held in 2017 must be received by the Company at the principal executive office at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222, Attention of the Secretary, no later than November 29, 2016. Pursuant to the Company’s Amended and Restated Bylaws, proposals of shareholders intended to be presented at the Company’s 2017 annual meeting of shareholders, but not included in the Proxy Statement, must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2017 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices no later than January 27, 2017, and no sooner than December 28, 2016. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robert L. Evans
Chairman
Alan K. Tse
Executive Vice President and General Counsel

Louisville, Kentucky

March 29, 2016

PLEASE SIGN AND RETURN THE ENCLOSED PROXY

OR VOTE BY TELEPHONE OR OVER THE INTERNET

IF YOU CANNOT BE PRESENT IN PERSON

EXHIBIT A

CHURCHILL DOWNS INCORPORATED

2016 OMNIBUS STOCK INCENTIVE PLAN

CHURCHILL DOWNS INCORPORATED 2016 OMNIBUS STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan (the “Plan”) is to attract and retain employees and non-employee directors for Churchill Downs Incorporated and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1 “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Performance Cash granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right. Except in the case of a Substitute Award, in no case shall the Base Price be less than the Fair Market Value on the Grant Date of the Freestanding Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means the first to occur of the following events:

(a)

the acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding voting securities of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company or any of its subsidiaries, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this definition;

(b)

during any twenty-four (24) month period, individuals who, as of the beginning of each period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, immediately following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Corporate Transaction or employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-Outstanding Company Common Stock resulting from such Corporate Transaction or the Outstanding Company Voting Securities resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction, and (C) at least a majority of the members of the Board resulting from the Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial plan or action of the Board providing for such Corporate Transaction; or

(d)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation Committee of the Board.

2.8 “Company” means Churchill Downs Incorporated, a Kentucky corporation, or any successor corporation.

2.9 “Deferral Period” means the period of time during which Restricted Share Units are subject to deferral limitations under Section 8.

2.10 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.11 “Fair Market Value” means the closing price for the Shares on the Grant Date as reported on the Nasdaq Global Select Market or the principal securities exchange on which the Shares are listed for trading or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

2.12 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.13 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.14 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.15 “Nonemployee Director” means a member of the Board who is not an Employee.

2.16 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.17 “Option” means any option to purchase Shares granted under Section 5.

2.18 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.19 “Option Price” means the purchase price payable upon the exercise of an Option. In no case shall the Option Price be less than the Fair Market Value on the Grant Date of the Option.

2.20 “Participant” means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.21 “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units awarded pursuant to Section 9.

2.22 “Performance Cash” shall mean any cash incentives awarded pursuant to Section 9.

2.23 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s return on equity, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, net earnings per share, diluted earnings per share, total earnings, earnings growth, return on capital, cost of capital, return on assets, return on investment, return on equity, net customer sales, volume, sales growth, gross profit, gross margin return on investment, share price (including but not limited to, growth measures and total stockholder return), operating profit, operating margin, net operating profit after taxes, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements, asset growth, market share, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. Any Performance Objectives that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. Potential adjustments include, but are not limited to: (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) significant litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) any reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (j) the effect of changes in other laws or regulatory rules affecting reporting results. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that with respect to any Qualified Performance-Based Award such modification may only be made to the extent permissible under, and in a manner consistent with, Code Section 162(m).

2.24 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Performance Cash, Restricted Share Units or Restricted Shares are to be achieved.

2.25 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.26 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.27 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. In order for an Award to constitute a Qualified Performance-Based Award, the following conditions must be satisfied in a manner consistent with the requirements set forth under Code Section 162(m) and Treasury regulations promulgated thereunder (which requirements are incorporated herein by reference):

(a) Payment of the Award must be contingent upon the attainment of one or more pre-established, objective performance goals;

(b) The performance goals must be established by the Company’s Compensation Committee, which committee shall consist solely of two or more outside directors;

(c) Prior to payment, the shareholders of the Company must approve, in a separate vote, the terms of the Award, including the applicable performance goals and the maximum amount payable to the Participant; and

(d) Prior to payment, the Compensation Committee must certify in writing that the performance goals and any other material terms of the Award have been satisfied.

2.28 “Restricted Share Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period (including, the right to receive fully vested but deferred Share units).

2.29 “Restricted Shares” mean Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.30 “Shares” means shares of the Common Stock of the Company, no par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 12.

2.31 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.32 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.33 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

2.34 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.35 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3. Shares Available Under the Plan.

3.1 Reserved Shares Available for Awards. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Restricted Share Units, Performance Shares or Performance Units, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed Eight Hundred Thousand (800,000) Shares.

3.2 Reduction Ratio. For purposes of Section 3.1, each Share issued or transferred pursuant to an Award other than a Stock Option or Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by 2 Shares.

3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 800,000 Shares, subject to adjustment as provided in Section 12.

3.4 Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12, the following limits will apply to Awards of the specified type granted to any one Participant in any single calendar year:

(i) Appreciation Awards—Options and Share Appreciation Rights: 200,000 Shares;

(ii) Full Value Awards—Restricted Share Awards, Restricted Share Unit Awards, Performance Share Awards and/or Performance Unit Awards that are denominated in Shares: 150,000 Shares; and

(iii) Cash Awards—Performance Awards that are denominated in cash: $10 million.

In applying the foregoing limits, (a) all Awards of the specified type granted to the same Participant in the same calendar year will be aggregated and made subject to one limit; (b) the limits applicable to Options and Share Appreciation Rights refer to the number of Shares subject to those Awards; (c) the Share limit under clause (ii) refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified in clause (ii) assuming a maximum payout; (d) the dollar limit under clause (iii) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (iii) assuming a maximum payout, (e) the respective limits for Awards of the type specified in clause (ii) and clause (iii) are only applicable to Qualified Performance-Based Awards, and (f) each of the specified limits in clauses (i), (ii) and (iii) is multiplied by two (2) for Awards granted to a Participant in the year employment commences.

3.5 Limitations on Awards to Nonemployee Directors. Notwithstanding any provision contained herein to the contrary, with respect solely to Nonemployee Directors, the maximum aggregate amount of the sum of (a) cash fees and (b) Awards that may be granted to a Nonemployee Director in any calendar year (excluding

Awards made at the election of the Nonemployee Director in lieu of all or a portion of the Annual Retainer/Meeting Fees) shall not exceed $350,000.

3.6 Forfeited Shares and Shares under the 2007 Omnibus Stock Incentive Plan. If Awards are forfeited or terminated for any reason before being exercised, fully vested, or settled, then the Shares underlying those Awards will cease to count against the limitations in Sections 3.1 and 3.3 and will become available for Awards under the Plan.

In addition, upon the Effective Date of the Plan, no additional award grants shall be made under the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (the “2007 Plan”) . As a result, (a) Shares that remained available for award grants under the 2007 Plan as of the Effective Date of the Plan and (b) Awards under the 2007 Plan that remained outstanding under the 2007 Plan as of the Effective Date of the Plan that are later forfeited or terminated for any reason before being exercised, fully vested, or settled, will become available for Awards under the Plan.

3.7 Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 3. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Nonemployee Directors prior to such acquisition or combination.

3.8 Shares for Withholding Obligations. Any Shares subject to any award that are withheld or otherwise not issued upon exercise of any Award (including any award outstanding under the 2007 Plan as of the Effective Date) to satisfy the Participant’s withholding obligations or in payment of any subscription price or the Option Price will not reduce the number of Shares available for grant under the limitations in Section 3.1.

3.9 Awards Settled in Cash. Awards (including awards outstanding under the 2007 Plan as of the Effective Date) valued by reference to Shares that are settled in equivalent cash or property value will not count against the limitations in this Section 3.

3.10 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.11 Minimum Vesting Conditions. Notwithstanding any Plan provision to the contrary, Participants who are granted Options and Stock Appreciation Rights will be required to continue to provide services to the Company (or a Subsidiary) for not less than one-year following the date of grant in order for any such Options and Stock Appreciation Rights to fully or partially vest or be exercisable (other than in case of death, disability or a Change in Control). Notwithstanding the foregoing, up to five percent of the available Shares authorized for issuance under the Plan pursuant to Section 3.1 may provide for vesting of Options and Stock Appreciation Rights, partially or in full, in less than one-year.

4. Plan Administration.

4.1 Board Committee Administration. This Plan shall be administered by the Compensation Committee of the Board. The interpretation and construction by the Committee of any provision of this Plan or of any Award

Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

4.2 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not non-employee directors or executive officers of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such grants. Any such delegation shall be subject to the limitations of the Kentucky Business Corporation Act.

5. Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Other than with respect to a Substitute Award, each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date. With respect to an Option granted as a Substitute Award, which substitution occurs in connection with a transaction to which Code Section 424(a) or Code Section 409A is applicable, the exercise price may be computed in accordance with such Code Section and the regulations thereunder and the Option may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4 Cashless Exercise. To the extent permitted by applicable law, any grant may provide for payment of the Option Price in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and delivery all or part of the sales proceeds to the Company in payment of the Option Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. Federal and state income taxes, payroll taxes and foreign taxes, if applicable.

5.5 Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

5.6 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable.

5.7 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock

Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

5.8 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the Participant under Section 409A of the Code.

5.9 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof as specified in the Award agreement and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.3 Vesting. Any grant may specify a period of continuous employment of the Participant by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Stock Appreciation Rights or installments thereof shall become exercisable.

6.4 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.5 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

6.6 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the Participant under Section 409A of the Code.

6.7 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable.

7. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

7.2 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date.

7.3 Dividends, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

7.4 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

7.5 Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.6 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions (i) be automatically sequestered by the Company or (ii) be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine. Notwithstanding anything contained herein to the contrary, dividends on Restricted Shares that vest based on the achievement of performance goals will not be paid unless and to the extent the Award is earned.

7.7 Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8. Restricted Share Units. The Committee may authorize grants of Restricted Share Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2 Deferral Period. Each grant shall provide that the Restricted Share Units covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date.

8.3 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Restricted Share Units and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis. Notwithstanding anything contained herein to the contrary, dividend equivalents on Restricted Share Units that vest based on the achievement of performance goals will not be paid unless and to the extent the Award is earned.

8.4 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.5 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Awards. The Committee may also authorize grants of Performance Shares, Performance Units and Performance Cash, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units; Amount of Performance Cash. Each grant shall specify the number of Performance Shares or Performance Units, or amount of Performance Cash, to which it pertains.

9.2 Performance Period. The Performance Period with respect to each Performance Award shall commence on the Grant Date or such other date as the Committee determines.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Awards. Each grant shall specify the time and manner of payment of Performance Awards that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof as specified in the Award agreement and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis. Notwithstanding anything contained herein to the contrary, dividend equivalents on Performance Shares that vest based on the achievement of performance goals will not be paid unless and to the extent the Award is earned.

9.7 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10. Annual Retainer/Meeting Fees. The Committee may authorize grants of Restricted Share Units to Nonemployee Directors relating to the Annual Retainer/Meeting Fees for Board members upon such terms and conditions as the Committee may determine. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

11. Transferability.

11.1 Transfer Restrictions. Except as provided in Section 11.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.2 Limited Transfer Rights. The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer without consideration such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

11.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

12. Adjustments. The Committee may make or provide for such adjustments in the (a) the number of Shares specified under Section 3.1, 3.3 and 3.4, (b) the number of Shares covered by outstanding Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares and Performance Shares granted hereunder, (c) prices per share applicable to such Options and Stock Appreciation Rights, and (d) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any extraordinary cash dividend, stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 12.

13. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

14. Change in Control Provisions.

14.1 Impact on Certain Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the right to provide in the event of a Change in Control of the Company: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Share or Restricted Share Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 14.2.

14.2 Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Share Award or Restricted Share Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable and shall remain exercisable for a two-year period (or if earlier, until the original expiration date set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units outstanding as of the date of such termination of employment shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable. For the purposes of this Section 14.2, an Option, Stock Appreciation Right, Restricted Share Award, or Restricted Share Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Share Award, or Restricted Share Unit Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Share Award, or Restricted Share Unit Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of what fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Share Award, or Restricted Share Unit Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any other Awards that are not assumed or substituted for (or continued) shall lapse, and such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

15. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

16. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Restricted Share Units as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 11.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

17. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

18. Amendments and Other Matters.

18.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall (a) impair the rights of a Participant with respect to a previously granted Award without the Participant’s consent, except with respect to an amendment that is necessary to be made in order to comply with applicable law, stock exchanges rules or accounting rules, or (b) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 12, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

18.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Restricted Share Units. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

18.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

18.4 Repricing Prohibited. Except as provided in Section 12, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 2.5), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

18.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

18.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

18.7 Compliance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any Award (including any taxes or penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

19. Effective Date. This Plan shall become effective upon its approval by the stockholders of the Company.

20. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company (and, with respect to Incentive Stock Options, on the tenth anniversary of the date upon which it is approved by the Board), and no Award shall be granted after that date.

21. Recoupment of Awards. To the extent a Participant violates the Company’s Corporate Governance Policy (which is incorporated herein by reference) or to the extent otherwise required under the Dodd-Frank Act or the Company’s Executive Incentive Compensation Recoupment Policy (which is incorporated herein by reference), the Participant shall be obligated to return to Company all Shares previously delivered to the Participant hereunder (or in the event such Shares subsequently were sold by the Participant, the Participant shall disgorge to the Company all value received in such sale(s)) and any obligation for the Company to deliver any future Shares hereunder shall cease and shall be rendered null and void.

22. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the Commonwealth of Kentucky.

Executed as of this          day of                     , 2016.

CHURCHILL DOWNS INCORPORATED

By:

Title:

EXHIBIT B

FIRST AMENDED AND RESTATED

CHURCHILL DOWNS INCORPORATED

2000 EMPLOYEE STOCK PURCHASE PLAN

(As Amended                     , 2016)

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company, and of any Parent or Subsidiary corporation which the Company’s Board of Directors has designated as a Participating Employer in the Plan, an opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s common stock on a payroll or other compensation deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company. The Company intends for the Plan to qualify as an “employee stock purchase plan” under Code Section 423, and the Plan shall be so construed. Any term not expressly defined in the Plan but defined in the Code for purposes of Code Section 423 shall have the same definition herein.

2. Definitions.

A. “Account” means the funds accumulated with respect to an individual Participant as a result of deductions from the Participant’s pay for the purpose of purchasing Stock under the Plan. The funds allocated to a Participant’s Account shall remain the Participant’s property at all times.

B. “Base Pay” means regular straight time earnings, excluding payments for overtime, bonuses, incentive compensation and other special payments.

C. “Business Day” means a day when any national securities exchange is open if the Stock is then listed on such exchange, or, if not listed, the day when the over-the-counter market is open.

D. “Board” means the Company’s Board of Directors.

E. “Code” means the Internal Revenue Code of 1986, as amended.

F. “Committee” means the Compensation Committee of the Board.

G. “Company” means Churchill Downs Incorporated, a Kentucky corporation, 600 N. Hurstbourne Parkway, Louisville, Kentucky 40222.

H. “Eligible Employee” means any person, including any officer or director, who satisfies the following three requirements: [i] who has been employed by a Participating Employer for at least three (3) months; [ii] whose customary weekly employment with the Participating Employer is at least twenty-one (21) hours; and [iii] whose customary calendar year employment exceeds three (3) months. The term “Eligible Employee” does not include any person who is not an employee, including more-than-2% partners in a partnership, more-than-2% shareholders in a Subchapter S corporation, sole proprietors, independent contractors, non-employee directors and other individuals who are not employees.

I. “Exchange Act” means the Securities Exchange Act of 1934.

J. “Fair Market Value” means, as of the Business Day preceding the measurement date: [i] if the Stock is traded on the over-the-counter market, the closing high bid quotation for the Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System; [ii] if the

Stock is listed on a national securities exchange, the closing sales price of the Stock on the Composite Tape; and [ii] if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee shall in good faith determine.

K. “Parent” means, as defined in Code Section 424(e), any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

L. “Participant” means an Eligible Employee who elects to participate in the Plan.

M. “Participating Employer” means the Company and any Parent or Subsidiary which the Board has authorized to participate in the Plan as to its Eligible Employees.

N. “Plan” means the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

O. “Plan Year” means the twelve (12) consecutive month period beginning each August 1.

P. “Stock” means the Company’s no par value common stock.

Q. “Subsidiary” means, as defined in Code Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

3. Administration. The Plan shall be administered by Committee. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

4. Effective Date and Duration of the Plan. The effective date of the Plan is August 1, 2000, subject to ratification of the Plan, within twelve (12) months before or after the date the Plan is adopted by the Board, by the holders of a majority of all the shares of Stock which are voted in person or by proxy at a duly held stockholders’ meeting. The Plan shall terminate upon issuance of all shares authorized to be issued under the Plan unless terminated sooner by the Committee pursuant to Section 13.

5. Eligibility and Participation. All Eligible Employees of a Participating Employer may participate in the Plan, subject to the limitations set forth in Section 7. Participation is voluntary. To become a Participant, an Eligible Employee must complete an authorization form for a payroll deduction available from the Committee and deliver it to the Committee on or before the last Business Day of July of each year. Payroll deductions shall commence on the Participant’s first pay date of August following delivery of the completed payroll deduction authorization form to the Committee, and shall continue each Plan Year until altered or terminated as provided in Sections 6, 8 and 9.

6. Payroll Deductions.

A. Percentage of Compensation. Each Eligible Employee electing to participate in the Plan shall indicate on the payroll deduction form the percentage of the Eligible Employee’s Base Pay to be withheld. Such percentage shall not be greater than five percent (5%) nor less than one-half percent (.5%). Payroll deductions are made on an after-tax basis each payroll period during the Plan Year.

B. Accounts. Payroll deductions from a Participant shall be credited to the Participant’s Account. Amounts shall remain in a Participant’s Account until used to purchase shares pursuant to Section 8 hereof or paid out pursuant to Sections 8 or 9. A Participant may not make separate cash payments into the Account. No interest or earnings on the Account will be credited to any Participant. Compensation deductions received or held by the Committee under the Plan shall be used only for the purposes specified in the Plan.

C. Changes to Payroll Deduction Authorization. Participants may change their payroll deduction authorization as of the beginning of each Plan Year and may also make one (1) mid-Plan Year change to the percentage of payroll deductions authorized by delivery of a new payroll deduction authorization form to the Committee. The change shall become effective as soon as administratively practicable and shall continue each Plan Year until again altered pursuant to this section or terminated pursuant to Sections 6, 8 or 9.

7. Grant of Options.

A. Number of Shares Optioned. On the first Business Day in each Plan Year, each individual who is a Participant on such day shall be granted an option to purchase as many full shares of Stock as the Participant can purchase with the compensation deductions credited to the Participant’s Account during the Plan Year, less any required employment or other tax required to be withheld as a result of the exercise of the option, up to a maximum of five hundred (500) shares.

B. Limitation on Amount of Grant. Notwithstanding the foregoing, no Participant shall be granted an option to the extent that the option would permit the Participant’s rights to purchase stock under the Plan and all employee stock purchase plans of the Company and its Parent and Subsidiaries (if any) to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. This section shall be applied by use of all rules and definitions of terms which are applicable for purposes of Code Section 423(b)(8), it being the intent that this section shall cause the Plan to comply with the requirements of such section of the Code.

C. 5% Shareholders. Anything herein to the contrary notwithstanding, no Participant shall be granted an option if the Participant would own, immediately after the grant of the option, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary. The rules of Code Section 424(d) shall apply in determining stock ownership and stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

D. Option Price. The option price per share shall be 85% of the lower of the Fair Market Value per share of the Stock on the first or last Business Day in the Plan Year (rounded up to the next whole dime).

8. Exercise of Options.

A. Date of Exercise. Unless a Participant gives written notice to the Committee as provided in Section 8.B, the Participant’s option for the Plan Year is deemed exercised automatically at the close of the last Business Day of the Plan Year for as many full shares of Stock as can be purchased with funds in the Participant’s Account on that date.

B. Participant Notice to Change Amount of Exercise. By delivering a written notice to the Committee at least two (2) Business Days before the end of the Plan Year, a Participant may decide not to exercise the Participant’s option for the Plan Year or to exercise the option for some lesser number of shares. If more than one written notice is delivered by a Participant, the last notice shall control.

C. Disposition of Account. Funds in a Participant’s Account (less any required withholding tax) will be used to pay the option price upon exercise of the Participant’s option, and the Company shall deliver to each Participant certificates representing any Stock purchased as soon as administratively practicable after the end of the Plan Year. Any amount in a Participant’s Account at the end of the Plan Year will be paid to Participant (without interest) as soon as administratively practicable after the end of the Plan Year.

D. [RESERVED]

E. Lapse of Options. All unexercised options shall lapse on the earlier of: [i] the end of the Plan Year; [ii] termination of participation; or [iii] termination of the Plan.

9. Termination of Participation.

A. Termination by Participant. A Participant may at any time terminate participation by giving written notice of such termination to the Committee and electing to either:

[1] leave any funds in the Participant’s Account in which event the Participant’s option will be deemed exercised at the end of the Plan Year pursuant to Section 8.A and any amounts remaining after such exercise will be paid to the Participant (without interest); or

[2] receive any funds in the Participant’s Account.

Participants who change their payroll deduction authorization to zero pursuant to Section 6.C shall be deemed to have terminated participation in the Plan and will be deemed to have elected a disposition of the Participant’s Account in accordance with Section 9.A[1] unless the Participant notifies the Committee in writing at least two (2) Business Days before the end of the Plan Year that the Participant elects to receive the funds in the Participant’s Account.

Upon termination of participation, all further payroll deductions from such Participant shall cease and all amounts in the Participant’s Account which are not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable.

B. Change in Employee Status. If, on or before the last Business Day of the Plan Year, a Participant ceases to be an Eligible Employee for any reason, including death, disability, resignation, retirement or dismissal, the Participant’s participation in the Plan shall cease and any outstanding options shall lapse in full on the day the Participant’s status as an Eligible Employee ceases. Upon lapse, all further payroll deductions shall cease, and all amounts credited to the Participant’s Account and not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable following such lapse.

C. Leaves of Absence. The employment relationship of a Participant with a Participating Employer will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence for a period not to exceed ninety (90) days, or for a longer period, provided that the Participant’s right to reemployment with the Participating Employer is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Participant’s right to reemployment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

D. Limitation on Withdrawals From Account. A Participant may not withdraw any amount in the Participant’s Account except pursuant to Sections 8.C, 9.A or 9.B.

E. Reinstatement of Participation. A Participant whose participation in the Plan terminates may not elect to participate in the Plan again until the next Plan Year. In addition, no Participant who is an officer or director of the Company or a Participating Employer (as contemplated by Rule 16b-3 of the Exchange Act, or any successor rule or regulation) may participate in the Plan again for at least six (6) months after termination of participation.

10. Stock Reserved for Plan.

A. Number and Type of Shares. A total of Four Hundred Sixty-eight Thousand, Five Hundred Eighty-One 468,581 shares of authorized but unissued shares of Stock are reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.C. If any option shall lapse or terminate for any reason as to any shares, such shares of Stock shall again become available under the Plan.

B. Proration of Available Shares. Notwithstanding anything herein to the contrary, if the total number of shares which would otherwise have been acquired under the Plan on any date exceeds the number of shares of Stock then available under the Plan, then the Committee may make such pro rata allocation of the shares remaining available in such practicable manner as it shall determine to be fair and equitable. The payroll deductions to be made pursuant to the Participant authorizations shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant. Any payroll deductions in a Participant’s Account not used to purchase Stock shall be paid (without interest) to such Participant.

C. Adjustment Provision. If there is any change in the number of outstanding shares of Stock by reason of any stock dividend, stock split-up or similar transaction, the number of shares of Stock then remaining available for issuance and the number of shares subject to any outstanding options shall be correspondingly changed, without change in the aggregate option price. Additionally, equitable adjustments shall be made in options to reflect any other changes in the Stock, including changes resulting from a combination of outstanding shares or other recapitalization, reorganization, sale, merger, consolidation or similar transaction. The establishment of the Plan shall not affect the Company’s right to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

D. Delivery of Shares. A Participant shall have no interest in, or rights of a shareholder to, any shares of Stock covered by an option until shares have been issued to the Participant. Stock to be delivered to a Participant pursuant to the exercise of an option shall be issued in the name of the Participant, or, if the Participant so directs by written notice delivered to the Committee, in the names of the Participant and one other person designated in the notice, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

E. Restrictive Legends.

[1] Failure to Satisfy Holding Period Requirements. Certificates representing shares of Stock issued pursuant to the Plan shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of two (2) years from the date of grant of the option and one (1) year from the date of transfer of the Stock to the Participant, unless the Participant notifies the Company of the Participant’s intention to dispose of the Stock. Upon receipt of such notice by the Committee, the Participant is free to dispose of the Stock.

[2] Insiders. Certificates representing shares of Stock issued pursuant to the Plan to any director or officer of the Company or a Participating Employer within the meaning of Section 16 of the Exchange Act shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of six (6) months from the date of the issuance of shares of Stock to the Participant.

[3] Other Legends. The Company shall be entitled to place any other legends on certificates for shares of Stock issued hereunder which it deems appropriate to effectuate the terms of the Plan or to comply with any applicable law.

11. Transferability. Neither compensation deductions credited to a Participant’s Account nor any rights with regard to participation in the Plan, exercise of any option or the right to receives shares of Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. An option granted under the Plan is exercisable during the Participant’s lifetime only by the Participant.

12. Designation of Beneficiaries. A Participant may deliver to the Committee a written designation (on a prescribed form) of a beneficiary or beneficiaries who are to receive any Stock and cash payable to the Participant but not delivered to the Participant because of the Participant’s death before such delivery. Such designation may be changed or revoked by delivery of written notice to the Committee. Upon the death of a Participant and upon receipt by the Committee of proof deemed adequate by it of the identity and existence of a beneficiary or beneficiaries validly designated by such Participant, the Company shall issue and deliver such Stock and pay such cash to such beneficiary or beneficiaries. In the absence of the Company’s receipt of such proof, or if the Participant fails to designate any beneficiary who is living at the time of the Participant’s death, the Company shall issue and deliver such Stock and pay such cash to the executor or administrator of the estate of such Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, if and as the Committee may direct in its discretion, shall issue and deliver such Stock and pay such cash to the spouse and/or any one or more dependents or relatives of such Participant, or if no such spouse, dependent or relative is known to the Committee, then to such other person or persons as the Committee may designate in its discretion.

13. Amendment and Termination. The Plan may be amended or terminated by the Committee at any time. Any amendment of the Plan requires approval by the Company’s stockholders within twelve (12) months after such amendment’s adoption by the Committee if it increases the total number of shares of Stock available for issuance under the Plan, or changes the class of corporations eligible to become Participating Employers or the class of persons eligible to receive options under the Plan, or if the Committee otherwise deems such approval necessary or advisable for purposes of complying with Rule 16b-3 of the Exchange Act, or any successor rule or regulation, or other applicable law. Such stockholder approval shall mean approval by holders of a majority of all the shares of the Stock which are voted in person or by proxy at a duly held stockholders’ meeting. No amendment may be adopted which would adversely affect any rights acquired by any person hereunder before the effective date of the amendment, unless the amendment is necessary for the Company to obtain a ruling it may request from the Internal Revenue Service with respect to the Plan, or necessary for the plan to conform to the requirements of Code Section 423 or any other applicable law.

14. Notices. Any notice or other communication by any person to the Committee shall be deemed to have been duly given when actually received by a member of the Committee, or when actually received by the Company addressed as follows:

Churchill Downs Incorporated

600 N. Hurstbourne Parkway

Louisville, Kentucky 40222

Attention: Board of Directors, Compensation Committee

Any notice or other communication or any delivery of Stock or cash to any person (other than the Committee) under or in connection with the Plan shall be deemed to have been duly given or made when deposited in the United States mails, postage prepaid, addressed to such person at the address last shown for such person in the records of the Committee or any Participating Employer.

15. Tax Withholding. The Participating Employer shall have the right to withhold from each Participant’s compensation an amount equal to all federal, state and local taxes which the Participating Employer is required by law to withhold as a result of the Participant’s participation in the Plan or disposition of shares of Stock issued under the Plan to the extent such taxes are not deducted from the Participant’s Account.

16. Nonguarantee of Employment. No provision of the Plan shall be construed as giving any person any right he would not otherwise have to become or remain an employee of a Participating Employer, or any other right not expressly created by such provision.

17. Governing Law. The Plan shall be governed by the laws of the Commonwealth of Kentucky and any applicable federal laws.

CHURCHILL DOWNS INCORPORATED ATTN: INVESTOR RELATIONS 600 N. HURSTBOURNE PARKWAY, STE. 400 LOUISVILLE, KY 40222

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Churchill Downs Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E00661-P73235	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHURCHILL DOWNS INCORPORATED			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Class II Directors for a term of three (3) years (Proposal No. 1)
Nominees:
01) Ulysses L. Bridgeman, Jr.
02) William C. Carstanjen
03) Richard L. Duchossois
04) R. Alex Rankin

Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for Churchill Downs Incorporated for the year ending December 31, 2016. (Proposal No. 2)						☐	☐	☐

3.	Proposal to approve the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan. (Proposal No. 3)						☐	☐	☐

4.	Proposal to approve an amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 200,000 shares. (Proposal No. 4)						☐	☐	☐

5.	Proposal to approve, by non-binding advisory vote, executive compensation. (Proposal No. 5)						☐	☐	☐

Please indicate if you plan to attend this meeting.			Yes ☐	No ☐

Please sign this Proxy exactly as name(s) appear(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 2, NO. 3, NO. 4, NO. 5 AND FOR THE ELECTION OF ALL CLASS II DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

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E00662-P73235

PROXY CHURCHILL DOWNS INCORPORATED

600 N. Hurstbourne Parkway, Ste. 400

Louisville, Kentucky 40222

ANNUAL MEETING OF SHAREHOLDERS - APRIL 27, 2016

to be held at the Gideon Putnam Hotel

located at 24 Gideon Putnam Road, Saratoga Springs, New York 12866

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert L. Fealy and Daniel P. Harrington, and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Wednesday, April 27, 2016, or any adjournment thereof, hereby revoking any Proxy heretofore given.

Continued and to be signed on reverse side